Exhibit 2.2
(Execution Copy)

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PURCHASE AND SALE AGREEMENT

BETWEEN AND AMONG

INTEGRYS ENERGY SERVICES, INC.,

as Seller,

AND

MACQUARIE COOK POWER INC.,

as Purchaser

DATED AS OF DECEMBER 23, 2009

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

Exhibits
Exhibit A                                                                Form of Assignment and Assumption Agreement
Exhibit B                                                                Form of Bill of Sale
Exhibit C-1                                                            Form of Bangor Financial Trade Agreement

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Exhibit C-2                                                             Form of Bangor Supply Trade Agreement
Exhibit D                                                                Form of Mirror Confirm
Exhibit E                                                                Form of Novation Agreement
Exhibit F                                                                Form of Purchaser Guarantee Agreement
Exhibit G                                                                Form of Seller Guaranty Agreement
Exhibit H                                                                Form of Indicated Transactions Letter of Credit
Exhibit I                                                                  Form of PPL Financial Trade Agreement

Schedules
Schedule 1.1(a)                                                    Knowledge of Seller
Schedule 1.1(b)                                                    Knowledge of Purchaser
Schedule 1.1(c)                                                    Excluded Assets
Schedule 2.1(a)(i)                                                Transferred Contracts
Schedule 2.1(a)(ii)(A)                                          Master Agreements
Schedule 2.1(a)(ii)(B)                                          Trading Contracts
Schedule 2.1(a)(ii)(C)                                          Interbook Trades
Schedule 2.1(a)(iii)                                              Other Assets
Schedule 2.1(a)(iv)                                               Exchange Traded Transactions
Schedule 2.1(a)(v)                                                ISO Contracts
Schedule 2.2(b)                                                    Initial Purchase Price Adjustment
Schedule 2.2(c)                                                    Final Purchase Price Adjustment
Schedule 2.9(a)                                                    Seller Commodity Futures Brokerage Accounts
Schedule 2.9(b)                                                    Purchaser Commodity Futures Brokerage Accounts
Schedule 2.13                                                       Identified Transactions Counterparties
Schedule 3.4                                                         Seller Permitted Breach
Schedule 3.5                                                         Seller Required Consents
Schedule 3.6                                                         Permitted Encumbrances
Schedule 4.5                                                         Purchaser Required Consents
Schedule 5.1(d)                                                    [CONFIDENTIAL TREATMENT REQUESTED]
Schedule 7.1(b)                                                     Pre-closing Guidelines
Schedule 7.9                                                         Regulated Public Utility Affiliates

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CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement, dated December 23, 2009, is entered into between Integrys Energy Services, Inc., a Wisconsin corporation (the “Seller”), and Macquarie Cook Power Inc., a Delaware corporation (the “Purchaser”).  Integrys Energy Group, Inc., a Wisconsin corporation (“IEG”), joins herein solely for purposes of manifesting its agreement with the terms and conditions set forth in Section 2.13, Section 7.9, and Section 10.11.

RECITALS

WHEREAS, the Seller, through the use of the Transferred Assets, is engaged in a commodities trading and marketing business involved in the wholesale electricity market in the United States (such use of the Transferred Assets, considered as a whole, the “Business”);

WHEREAS, in the course of the Business, the Seller has negotiated and managed the Trading Contracts, has received certain benefits and performed certain obligations under the Transferred Contracts, has entered into the Exchange Traded Transactions and owns the Other Assets;

WHEREAS, the Seller desires to sell to the Purchaser all of the Seller’s rights and obligations under the Transferred Assets, and the Purchaser desires to assume all of the Seller’s rights and obligations under the Transferred Assets, in each case, upon the terms and subject to the conditions contained in this Agreement;

WHEREAS, in connection with the consummation of the Contemplated Transactions, the Parties intend to enter into the Related Agreements on or prior to the Closing Date; and

WHEREAS, on the Mirror Effective Date, the Seller and the Purchaser will enter into the Mirror Transactions (documented pursuant to the Mirror Confirms), pursuant to which only the economic benefits of and risks under each of the Trading Contracts will be borne by the Purchaser from and after the Mirror Effective Date.

NOW, THEREFORE, the Parties, in consideration of the mutual promises contained herein and intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS AND USAGE

Section 1.1 Definitions.  For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

which, or at any time during the period for which, the determination of affiliation is being made.  For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of shares or by contract or otherwise.

“Agreement” means this Purchase and Sale Agreement, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms, and the Exhibits and Schedules hereto.

“Assignment and Assumption Agreement, means the Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A.

“Assumed Liabilities” means collectively:

(i) all Liabilities relating to or arising out of any of the Trading Contracts on or after the Novation Date with respect to any such Trading Contracts, as the case may be;

(ii) all Liabilities relating to or arising out of any of the Transferred Contracts (other than the ISO Contracts) on or after the Transfer Date with respect to any such Transferred Contracts, as the case may be;

(iii)  all Liabilities relating to or arising out of any of the Other Assets on or after the Transfer Date with respect to any such Other Assets, as the case may be;

(iv)  all Liabilities relating to or arising out of any of the Exchange Traded Transactions on or after the Mirror Effective Date with respect to any such Exchange Traded Transactions, as the case may be; and

(v) all Liabilities relating to or arising out of any of the ISO Contracts on or after the Mirror Effective Date with respect to any such ISO Contracts, as the case may be, which for avoidance of doubt does not include any liability resulting from adjustments or resettlement with respect to such ISO Contracts for any period before the Mirror Effective Date.

“Bangor Agreement” means the Entitlement Agreement between Bangor-Hydro Electric Company and Seller, dated January 12, 2009.

“Bangor Financial Trade Agreement” means the financially-settled transaction transferring certain economic risks of the Bangor Agreement, to be entered into between the Seller and Purchaser on the Mirror Effective Date and confirmed via a confirmation substantially in the form attached hereto as Exhibit C-1, under an ISDA Master Agreement, as such confirmation may be amended, restated, modified or supplemented from time to time in accordance with its terms.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Bangor Supply Trade Agreement” means the Bangor Supply Trade Agreement, substantially in the form attached hereto as Exhibit C-2, to be entered into between the Purchaser and the Seller on the Effective Date, and confirmed under the MCP-IES ISDA Master Agreement, as such confirmation may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Bill of Sale” means the Bill of Sale substantially in the form attached hereto as Exhibit B.

“Business” has the meaning provided in the recitals of this Agreement.  For purposes of this Agreement, however, Business excludes any and all business conducted by the Seller through the use of any and all Excluded Assets.

“Business Day” means a day other than Saturday, Sunday and any day on which banks located in New York City are authorized or obligated by law or executive order to close.

“Cash” means all cash and cash equivalents computed in accordance with US GAAP or, as applied to Purchaser, in accordance with internationally accepted accounting principles.

“Chosen Courts” has the meaning provided in Section 10.5

“Closing” has the meaning provided in Section 2.4.

“Closing Date” has the meaning provided in Section 2.4.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” is defined in the Confidentiality Agreement and includes this Agreement (including the Schedules and Exhibits) and the Ancillary Agreements.

“Confidentiality Agreement” means the First Amended and Restated Confidentiality Agreement by and among IEG, and its subsidiaries, and Purchaser, and its affiliates, dated July 28, 2009, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Consent” means any approval, consent, ratification, filing, waiver or other authorization.

“Contemplated Transactions” means all of the transactions contemplated to be consummated under this Agreement and the Related Agreements.

“Contract” means any contract, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other commitment, undertaking or agreement (whether written or oral) that is legally binding.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Counterpart Trading Contract” means each Trading Contract that relates to the Business and not to any other business of the Seller or its Affiliates.

“Counterparty” means a counterparty with respect to a Trading Contract.

“Damages” means, with respect to any Indemnified Party, any and all losses, Liabilities, claims, obligations, penalties, actions, judgments, suits, Proceedings, damages or Taxes of any kind or nature whatsoever actually suffered or incurred by such Indemnified Party after Closing (together with all reasonably incurred cash disbursements, costs and expenses, including costs of investigation, defense and appeal and reasonable attorneys’ fees and expenses), whether or not involving a Third-Party Claim but not, for the avoidance of doubt, including any diminution of value of the Transferred Assets; provided, however, that the foregoing limitation shall not limit in any manner the determination or quantification of Damages arising out of or relating to any Misbooking.  In no event shall Damages include Non-Reimbursable Damages.

“Defaulting Party” means, with respect to any termination of this Agreement, (i) the Party whose breach, default or other action gives rise to a termination right of the other Party pursuant to Section 8.1(c), (ii) the Party that suffers the occurrence of an Insolvency Event, or (iii) the Party whose obligations are guaranteed by a Person that suffers an Insolvency Event.

“Draft Allocation” has the meaning provided in Section 10.3(b).

“EEI” means the Edison Electric Institute.

“EEI Master Agreement” means the Master Power Purchase and Sale Agreement published by the EEI, together with the cover sheet, any annexes and confirmations thereto, as amended from time to time.

“Effective Date” means (i) if the Closing Date is the last day of a calendar month, the Closing Date, and (ii) if the Closing Date is not the last day of a calendar month, the last day of the calendar month in which the Closing Date occurs.

“Electricity” has the meaning provided in Section 2.16.

“Encumbrance” means any lien, option, pledge, charge, security interest, mortgage, easement, or similar restriction or limitation.

“ERCOT” means the Electric Reliability Council of Texas.

“Exchange Request” has the meaning provided in Section 2.9(a).

“Exchange Traded Transactions” means the trades listed in Schedule 2.1(a)(iv).

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Excluded Assets” means any assets of the Seller or its Affiliates of any kind other than the Transferred Assets, including those assets identified on Schedule 1.1(c).

“Excluded Liabilities” means all Liabilities of the Seller and its Affiliates other than the Assumed Liabilities.

“Excluded Transactions” means those Trading Contracts that the Purchaser does not acquire in connection with the Contemplated Transactions.

“FCM” has the meaning provided in Section 2.9(a).

“FERC” means the Federal Energy Regulatory Commission or any successor Governmental Body.

“Final Allocation” has the meaning provided in Section 10.3(b).

“Final Purchase Price Adjustment” means the adjustment (positive or negative) to the Initial Purchase Price set forth in Schedule 2.2(c) calculated as of February 3, 2010.

“Financial Assurances” means guarantees, letters of credit, comfort letters, “keep whole” agreements, bonds or other financial security arrangements or other credit support arrangements (including for the provision and maintenance of Cash collateral) of any type or kind whatsoever, whether or not accrued, absolute, contingent or otherwise.

“Governing Documents” means, with respect to any particular entity, (a) if a corporation or a limited company, the articles or certificate of incorporation and the articles of association or bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; and (d) if a limited liability company, the certificate of formation and limited liability company agreement.

“Governmental Authorization” means any consent, license, permit, certificate, clearance or other authorization or approval issued, granted, given or otherwise made available by or under the authority of any Governmental Body.

“Governmental Body” means any federal, state, local, municipal, or other governmental or quasi-governmental authority or self-regulatory organization of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers) or exercising, or entitled to exercise, any administrative, executive, judicial, legislative, enforcement, regulatory or taxing authority or power.

“Guarantee Agreements” means, collectively, the Purchaser Guarantee Agreement and the Seller Guarantee Agreement.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“ICE” means the Intercontinental Exchange.

“Identified Transactions” has the meaning provided in Section 2.13.

“IEG” has the meaning provided in the preamble of this Agreement.

“Indebtedness” means, with respect to any Person, any obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than payables or accruals incurred in the Ordinary Course of Business, including in connection with any trades, hedges or other transactions entered into in connection with the Business), (d) under capital leases and (e) in the nature of Financial Assurances of the obligations described in clauses (a) through (d) above of any other Person; provided, that “Indebtedness” shall not include any Cash collateral or any obligation under any credit support agreement to return any posted collateral (including Cash collateral) in each case relating to any Trading Contracts.

“Indemnified Party” has the meaning provided in Section 9.4(a).

“Indemnifying Party” has the meaning provided in Section 9.4(a).

“Initial Purchase Price” means $138,350,000.00.

“Insolvency Event” means, with respect to any entity, such entity (i) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it (i.e., an involuntary proceeding) that is not dismissed within thirty (30) calendar days; (ii) makes an assignment or any general arrangement for the benefit of creditors; (iii) otherwise becomes bankrupt or insolvent (however evidenced); (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets; or (v) is generally unable to pay its debts as they fall due.

“Interbook Matching Trade” has the meaning provided in Section 2.8(f)(ii).

“Interbook Trades” means, subject to Section 7.1(b), any intracompany transactions or transactions between Seller and any Affiliates of Seller which are listed in Schedule 2.1(a)(ii)(C).

“Initial Purchase Price Adjustment” means the adjustment (positive or negative) to the Initial Purchase Price set forth in Schedule 2.2(b) and calculated as of January 29, 2010.

“ISDA” means the International Swaps and Derivatives Association, Inc.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“ISDA Master Agreement” means the 2002 master commodity trading agreement in the form promulgated by the ISDA, together with any schedules, annexes and confirmations thereto, as amended from time to time

“ISO Contracts” means those Contracts identified on Schedule 2.1(a)(v).

“ISO Request” has the meaning provided in Section 2.11(a).

“Knowledge” means (i) with respect to the Seller, the actual knowledge (as opposed to any constructive or imputed knowledge) of the individuals listed on Schedule 1.1(a) and (ii) with respect to Purchaser, the actual knowledge (as opposed to any constructive or imputed knowledge) of the individuals listed on Schedule 1.1(b); provided, however, that, notwithstanding the foregoing, a Person identified in Schedule 1.1(a) or Schedule 1.1(b) charged with responsibility for the aspect of the business relevant or related to the matter at issue shall be deemed to have actual knowledge of a particular matter if, in the prudent and reasonable exercise of his or her duties and responsibilities in the Ordinary Course of Business, such Person should have reasonably known of such matter.

“Law” means any binding laws, statutes, treaties, rules, regulations, ordinances, judgments, decrees, principles of common law, codes, Orders and other pronouncements having the effect of law of any Governmental Body, including all Governmental Authorizations.

“Letter of Credit” means an irrevocable, transferable, standby letter of credit, in form and substance reasonably acceptable to Purchaser, issued by (a) a major U.S. commercial bank or the U.S. branch office of a major foreign bank assigned, in either case, a Credit Rating of at least (i) “A-” by S&P and “A3” by Moody’s, if such entity is rated by both S&P and Moody’s or (ii) “A-” by S&P or “A3” by Moody’s, if such entity is rated by either S&P or Moody’s but not both, or (b) any other entity as may be acceptable to Purchaser in its discretion.

“Liability” means, with respect to any Person, any and all Indebtedness, liabilities and other obligations of any kind or nature of such Person, whether fixed, contingent or absolute, matured or unmatured or accrued or unaccrued, including those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Loss” or “Losses” means losses, Liabilities, Damages, obligations, payments, costs, and expenses, including the costs and expenses of any and all related actions, suits, Proceedings, assessments, judgments, settlements, and compromises and all related reasonable attorneys’ fees and reasonable disbursements.

“Material Adverse Effect” means any effect, change, occurrence, development, condition or event that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect (financial or otherwise) on the Business or the Transferred Assets, taken as a whole; provided, however, that the following shall not be considered when determining

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

whether a Material Adverse Effect has occurred: any effect resulting from (a) any change in economic conditions generally or in the industry or geographic areas in which the Business is conducted or otherwise operated; (b) any change in currency rates; (c) any continuation of an adverse trend or condition; (d) any change in any Laws or accounting rules applicable to the Business or the Transferred Assets; (e) any change resulting from changes in the international, national, regional or local wholesale or retail power markets; (f) any changes, circumstances or effects directly attributable to the announcement or pendency of the Contemplated Transactions, or resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; (g) the commencement, occurrence or intensification of any war, sabotage or armed hostilities; (h) acts of terrorism; (i) any failure by the Seller to meet internal or published projections, forecasts or revenue or earnings predictions with respect to the Business; (j) any materially adverse change in the Business or the Transferred Assets which is cured (including by payment of money) before the Closing Date; (k) the performance of or compliance with any of the terms and conditions of this Agreement; (l) any matter disclosed in this Agreement, or any Schedule or Exhibit hereto; or (m) any actions taken at the request of Purchaser.

“MCP-IES ISDA Master Agreement” means the ISDA Master Agreement, and the related schedules thereto, dated as of October 7, 2009, between the Purchaser and the Seller.

“Mirror Confirm” means the confirmation and associated ISDA Master Agreement, with terms and conditions substantially similar to the terms contained in Exhibit D attached hereto, to be entered into between the Purchaser and the Seller on Mirror Effective Date and, if the Purchaser exercises its rights pursuant to Section 2.12, the date on which the Mirror Confirm is novated to the Purchaser in accordance with the requirements of Section 2.12.

“Mirror Effective Date” means January 29, 2010, as may be amended from time to time; provided, however, that in the case of Exchange Traded Transactions, Mirror Effective Date means either (i) such date or (ii) if such date is not a day on which the Relevant Exchange is open for trading, the next day on which the Relevant Exchange is open for trading.

“Mirror Transaction” the transaction pursuant to the Mirror Confirm effective as of the Mirror Effective Date.

“Misbooked Trading Contract” has the meaning provided in Section 2.6.

“Misbooking” means, with regard to any Trading Contract prior to the Novation Date with respect thereto, (i) any discrepancy between (A) the terms set forth on Schedule 1 to the Mirror Confirm (including the terms of any “New Transaction” (as defined in the Mirror Confirm) deemed to be added to Schedule 1 in accordance with “Portfolio Additions” in the Mirror Confirm) and (B) the actual terms and conditions of such Trading Contract, which discrepancy can be reasonably substantiated, and (ii) any Trading Contract identified on  Schedule 2.1(a)(ii)(B) (Trading Contracts) for which the Seller cannot, prior to the Effective Date, provide the Purchaser with written documentation confirming or evidencing the

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Counterparty’s assent to the material terms of such Trading Contract, which assent may be confirmed or evidenced by, among other things, the Counterparty executing a Novation Agreement any time prior to the Effective Date.

“Misbooking Trigger Date” has the meaning provided in Section 8.1(e).

“Moody’s” means Moody's Investor Services, Inc. or its successor.

“Non-Defaulting Party” means, with respect to any termination of this Agreement, the Party that is not the Defaulting Party.

“Non-Reimbursable Damages” has the meaning provided in Section 9.7(c).

“Novation Agreement” means a novation agreement substantially in the form attached hereto as Exhibit E.

“Novation Condition” has the meaning provided in Section 2.8(b)(ii).

“Novation Date” has the meaning provided in Section 2.8(d).

“NYMEX” means the New York Mercantile Exchange, Inc.

“Order” means any order, writ, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator (in each case whether preliminary or final).

“Ordinary Course of Business” means the conduct of the business of a Person in accordance with such Person’s normal day-to-day customs, practices and procedures consistent with past practice and which is commercially reasonable in light of the circumstances.

“Other Assets” means those assets that are identified on Schedule 2.1(a)(iii).

“Party” means each of the Seller and the Purchaser and, solely for purposes of Section 2.13, 7.9 and 10.11, IEG.

“Permitted Encumbrance” means those Encumbrances identified in Schedule 3.6.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, union, proprietorship, Governmental Body or other entity, association or organization of any nature, however and wherever organized or constituted (whether or not having a separate legal personality).

“Post-Mirror Trade” has the meaning assigned in Section 2.10(b).

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“PPL Financial Trade Agreement” means the PPL Financial Trade Agreement, substantially in the form attached hereto as Exhibit I, to be entered into between the Purchaser and the Seller on Mirror Effective Date and confirmed under an ISDA Master Agreement, as such confirmation may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Pre-Closing Guidelines” means those guidelines enumerated in Schedule 7.1(b).

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether public or private) commenced, brought, conducted or heard by or before any Governmental Body or arbitrator.

“Purchaser” has the meaning provided in the preamble of this Agreement.

“Purchaser Guarantee Agreement” means the Guarantee Agreement, substantially in the form attached hereto as Exhibit F, entered into between Purchaser Parent, as guarantor thereunder, and the Seller, as beneficiary thereunder, dated as of the date hereof, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms, guaranteeing the obligations of Purchaser under this Agreement and the Mirror Confirm.

“Purchaser Group” has the meaning provided in Section 9.2.

“Purchaser Key Employees” mean employees of the Purchaser and any Affiliate of Purchaser that uses the term “Macquarie” in its name, in each case, performing services in or for the Energy Markets Division of the Fixed Income, Currencies & Commodities Group of the Purchaser, in each case, with the position and title of Associate Director, Managing Director, Division Director or Executive Director.

“Purchaser Parent” means Macquarie Bank Limited.

“Purchase Price” means the Initial Purchase Price, as initially adjusted by the Initial Purchase Price Adjustment and then finally adjusted by the Final Purchase Price Adjustment

“Purchaser Required Consents” means the Consents and Governmental Authorizations that are required to be obtained and are listed in Schedule 4.5.

“Related Agreements” means, collectively, the Assignment and Assumption Agreement, the Bill of Sale, the Guarantee Agreements, the Supply Trade Agreements, the Mirror Confirm, and the Novation Agreements.

“Related Purchaser Parties” means each Affiliate of Purchaser that is a party to this Agreement or any Related Agreement.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Related Seller Parties” means each Affiliate of Seller that is a party to this Agreement or any Related Agreement.

“Relevant Exchange” means the NYMEX or ICE, as applicable.

“Relevant ISO” means the PJM Interconnection, the Midwest ISO, the New York ISO, ISO New England, ERCOT, or the California ISO, as applicable.

“Representative” means, with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“Required Consents” means the Purchaser Required Consents and the Seller Required Consents.

“Restricted Business” has the meaning provided in Section 7.9(a).

“Restricted Period” has the meaning provided in Section 7.9(a).

“S&P” means the Standard & Poor's Rating Group (a division of McGraw Hill, Inc.) or its successor.

“Schedules” means, with respect to Seller or Purchaser, the schedules delivered by Seller or Purchaser, as the case may be, pursuant to Article III or Article IV, respectively.

“Seller” has the meaning provided in the preamble of this Agreement.

“Seller Guarantee Agreement” means the Guarantee Agreement, substantially in the form attached hereto as Exhibit G, entered into between IEG, as guarantor thereunder, and the Purchaser, as beneficiary thereunder, and to be delivered and enforceable as of the Mirror Effective Date, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms, guaranteeing the obligations of Seller under this Agreement.

“Seller Group” has the meaning provided in Section 9.3.

“Seller Required Consents” means the Consents and Governmental Authorizations that are required to be obtained and are listed in Schedule 3.5.

“Subsidiary” means any Person (i) whose securities or other ownership interests having by their terms the power to elect a majority of the board of directors or other persons performing similar functions, are owned or controlled, directly or indirectly, by the Seller and/or one or more Subsidiaries, or (ii) whose business and policies the Seller and/or one or more Subsidiaries have the power to direct.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Substitute Exchange Traded Transaction” has the meaning provided in Section 2.9(b).

“Successor Liability Taxes” means any Taxes imposed on the Seller or any entity that has ever been a member of the Seller’s consolidated group in respect of the Transferred Assets and the Business for a period or portion thereof ending on or before the Closing Date, and for which Purchaser may become liable by operation of Law, by assessment, or pursuant to the terms of an agreement entered into by the Seller as a result of being treated as a transferee of or successor to the Seller due to the transfer of the Transferred Assets and the Business pursuant to this Agreement.

“Supply Trade Agreements” means, collectively, the Bangor Financial Trade Agreement, the Bangor Supply Trade Agreement and the PPL Financial Trade Agreement.

“Tax” means (a) any income, gross receipts, license, payroll, employment, excise, capital gains or corporation tax on capital gains, severance, stamp, stamp duty reserve tax, occupation, premium, property, environmental, windfall profit, customs, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, documentary, value added, alternative, add on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body, (b) any liability for the payment of any amounts of the type described in the immediately preceding clause as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group, under Treasury Regulation Section 1.1502-6 or any analogous or similar provision of state, local or foreign Law, or being included (or required to be included) in any Tax Return related thereto, and (c) all liabilities for the payment of amounts of the type described in clauses (a) or (b) as a result of being a transferee of or successor to any Person, by contract or otherwise.

“Tax Laws” means any Law of any Governmental Body relating to any Tax.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, declaration, or claim for refund (including any amended return, report, statement, schedule, notice, form, declaration, or claim for refund) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body with respect to Taxes.

“Termination Fee” means a fee payable pursuant to Section 8.2 in the amount of ten million dollars ($10,000,000.00).

“Third Party” means a Person other than the Seller or the Purchaser or any of their respective Affiliates.

“Third-Party Claim” has the meaning provided in Section 9.4(b).

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Trading Contracts” means, subject to Sections 2.6 and 7.1(b), those transactions and/or master trading agreements evidenced by written Contracts (i.e., not including any oral agreement or other undocumented transaction), including any Interbook Trades (whether or not documented on agreement such as the ISDA Master Agreement, WSPP Master Agreement, or EEI Master Agreement), to which the Seller is a party and that are identified on Schedule 2.1(a)(ii)(A) (Master Agreements), Schedule 2.1(a)(ii)(B) (Trading Contracts), and Schedule 2.1(a)(ii)(C) (Interbook Trades); provided, however, that, notwithstanding anything else to the contrary herein, “Trading Contract” shall for all purposes hereunder only refer to the rights and Liabilities under such Contracts to the extent relating to or constituting a Counterpart Trading Contract and not to any other rights or Liabilities under such Contracts.

[CONFIDENTIAL TREATMENT REQUESTED].

“Transfer Condition” means, collectively:

(i) the receipt of all Governmental Authorizations and all Consents (including any required Third Party consent) necessary to permit the transfer or conveyance of such Transferred Assets to the Purchaser; and

(ii) the applicable Third Party having (x) released the Seller and IEG from any and all obligations and Liabilities under such Transferred Contract or Other Asset and (y) released or agreed in writing, with the Seller and IEG as third party beneficiaries, to release within a reasonable period of time after the execution of such release the Seller and IEG from any and all obligations and Liabilities under any Financial Assurances related to such Transferred Contract and Other Asset, including the return by the applicable Third Party of any collateral held by such Third Party to the Seller or IEG.

“Transfer Date” means, with respect to any Transferred Contract or Other Asset, the later of (i) the last day of the calendar month in which the Transfer Condition has been satisfied and (ii) the Effective Date.

“Transfer Taxes” has the meaning provided in Section 10.3(a).

“Transferred Assets” means the Transferred Contracts, the Trading Contracts, the Exchange Traded Transactions, and the Other Assets, in each case, sold by the Seller to the Purchaser in accordance with, and subject to, the terms and conditions of, this Agreement.

“Transferred Contracts” means, subject to Section 7.1(b), those written Contracts (i.e., not including any oral agreement or other undocumented transaction) that are used by or in support of the Business and that are identified on Schedule 2.1(a)(i) (Transferred Contracts), including any ISO Contracts, but excluding any Trading Contracts.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“US GAAP” means US generally accepted accounting principles in effect from time to time.

“US” or “United States” means the United States of America.

“WSPP” means the Western Systems Power Pool.

“WSPP Master Agreement” means the Western Systems Power Pool Agreement, as such agreement may be amended by the WSPP from time-to-time, including any Master Confirmation Agreement (as defined in the WSPP Agreement) or other modifications made by the parties thereto.

Section 1.2 Rules of Construction and Usage, and Other Definitional and Interpretive Matters.

(a) Interpretation. In this Agreement, unless a clear contrary intention appears:

(i) Singular. The singular number includes the plural number and vice versa.

(ii) Successors. Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.

(iii) Gender and Number.  Any reference in this Agreement to gender includes all genders, and the meaning of defined terms applies to both the singular and the plural of those terms.

(iv) Agreements as Amended. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof.

(v) Laws as Amended. Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision, in each case except to the extent that this would increase or alter the Liability of the Seller under this Agreement.

(vi) Hereunder and Similar Words.  “Hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(vii) Headings.  The division of this Agreement into Articles, Sections, and other subdivisions and the insertion of headings are for convenience of reference only and do not affect, and will not be utilized in construing or interpreting, this Agreement.

(viii) Section and Articles.  All references in this Agreement to a particular “Section” or “Articles” refers to the corresponding Section or Article of this Agreement unless otherwise specified.

(ix) Dollars.  Any reference in this Agreement to “dollars” or “$” means US dollars.

(x) Calculation of Time Period.  With respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”  If the last day of any time period is a non-Business Day, the time period will be extended to the next Business Day.  Unless otherwise specified, all times are New York City time.

(xi) Exhibits and Schedules.  Unless otherwise expressly indicated, any reference in this Agreement to an “Exhibit” or a “Schedule” refers to an Exhibit or Schedule to this Agreement.  The Exhibits and Schedules to this Agreement are incorporated and made a part of this Agreement as if set forth in full in this Agreement and are an integral part of this Agreement.  Capitalized terms used but not otherwise defined in a Schedule or Exhibit have the meanings set forth in this Agreement.

(xii) Including.  The word “including” or any variation thereof means “including without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

(b) Equal Drafting.  All Parties acknowledge that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

(c) Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with US GAAP, consistently applied or, with respect to Purchaser and its Affiliates, in accordance with internationally accepted accounting principles.

(d) Ejusdem Generis.  General words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE II
SALE OF THE TRANSFERRED CONTRACTS AND
TRADING AGREEMENTS; CLOSING

Section 2.1 Purchase and Sale of Transferred Contracts, Trading Contracts and Other Assets.

(a) Subject to the satisfaction or waiver of the conditions precedent set forth in Article V and Article VI, upon the terms and subject to the conditions set forth in this Agreement:

(i) Transferred Contracts: Subject to Section 2.7, the Seller agrees to sell to the Purchaser, free and clear of all Encumbrances (except Permitted Encumbrances), and the Purchaser agrees to purchase from the Seller, all of the rights, title and interests of the Seller in, and assume all of the Liabilities of the Seller under, each of the Transferred Contracts (other than the ISO Contracts), in each case, with effect from 11:59 p.m. New York City time on the Transfer Date with respect to each of such Transferred Contracts;

(ii) Trading Contracts: Subject to Section 2.8, the Seller agrees to sell to the Purchaser, free and clear of all Encumbrances (except Permitted Encumbrances), and the Purchaser agrees to purchase from the Seller, by way of novation, all of the rights, title and interests of the Seller in, and assume all of the Liabilities of the Seller under, each of the Trading Contracts, in each case, with effect from 11:59 p.m. New York City time on the Novation Date with respect to each of such Trading Contract;

(iii) Other Assets: The Seller agrees to sell to the Purchaser, free and clear of all Encumbrances (except Permitted Encumbrances), and the Purchaser agrees to purchase from the Seller, all of the rights, title and interests of the Seller in and to each of the Other Assets, with effect from 11:59 p.m. New York City time on the Transfer Date with respect to each of such Other Assets;

(iv) Exchange Traded Transactions: Subject to Section 2.9, the Seller agrees to sell to the Purchaser, free and clear of all Encumbrances (except Permitted Encumbrances), and the Purchaser agrees to purchase from the Seller, by way of novation, all of the rights, title and interests of the Seller in and to the Exchange Traded Transactions, with effect from 11:59 p.m. New York City time on the Mirror Effective Date; and

(v) ISO Contracts: Subject to Section 2.11, the Seller agrees to sell the Purchaser, free and clear of all Encumbrances (except Permitted Encumbrances), and the Purchaser agrees to purchase from the Seller, all of the rights, title and interest of the Seller in, and assume all the Liabilities of the Seller under, each of the ISO Contracts, with effect from 11:59 p.m. on the Mirror Effective Date.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) At all times, the Seller and its Affiliates shall retain all of their existing rights, title and interests in and to the Excluded Assets, and the Purchaser shall have no rights to the Excluded Assets.

Section 2.2 Payment of Purchase Price.

(a) Payment on the Mirror Effective Date.  On the terms and subject to the terms and conditions hereof and in consideration of the Contemplated Transactions, on the Mirror Effective Date, the Purchaser shall pay to the Seller the Initial Purchase Price, plus Initial Purchase Price Adjustment; provided, that any amount due pursuant to this Section 2.2 shall be payable on a net basis with respect to any other amounts due under the Mirror Confirm or under the PPL Financial Trade Agreement, in each case on Mirror Effective Date.  Such amount shall be delivered by wire transfer in immediately available funds to the account or accounts designated by Seller.

(b) Payment on February 3, 2010.  On the terms and subject to the terms and conditions hereof and in consideration of the Contemplated Transactions, on February 3, 2010, the Final Purchase Price Adjustment shall be paid (i) if positive, by the Purchaser to the Seller, or (ii) if negative, by the Seller to the Purchaser.  Such amount shall be delivered by wire transfer in immediately available funds to the account or accounts designated by Purchaser or Seller, as the case may be; provided, however, that should the Parties not agree on the amount of the Final Purchase Price Adjustment, the undisputed amount of such adjustment shall be paid by the February 3, 2010 deadline by the Purchaser or Seller (as the case may be), and thereafter the Parties shall use commercially reasonable efforts to resolve promptly their disagreement about the amount of the Final Purchase Price Adjustment in accordance with the dispute resolution process set forth in Schedule 2.2(c).

Section 2.3 Assumed Liabilities; Excluded Liabilities.

(a) In consideration of the transactions contemplated by Section 2.1(a), the Purchaser shall perform, discharge and satisfy, as and when due, all of the Assumed Liabilities from and after (i) with respect to any Transferred Contract (other than the ISO Contracts) or Other Asset, the Transfer Date with respect to such Transferred Contract (other than the ISO Contracts) and Other Asset, (ii) with respect to any Trading Contract, the Novation Date with respect to such Trading Contract, (iii) with respect to any Exchange Traded Transaction, the Mirror Effective Date; and (iv) with respect to the ISO Contracts, the Mirror Effective Date.

(b) At all times, the Seller and its Affiliates shall retain and be responsible for all Excluded Liabilities, and the Purchaser shall not have any Liability with respect to the Excluded Liabilities, the Excluded Assets and the Excluded Transactions.

Section 2.4 Closing.  The consummation of the Contemplated Transactions (the “Closing”) shall take place at the offices of Foley & Lardner LLP, 321 North Clark Street, Suite

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2800, Chicago, IL 60654-5313 (or such other place as the Parties may agree), three (3) Business Days following the satisfaction or waiver of the conditions set forth in Articles V and VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or at such other place, time and date as the Parties may agree (the “Closing Date”).  For the avoidance of doubt, certain components of the Contemplated Transactions will be undertaken prior to the Closing Date as required hereby.

Section 2.5 Closing Obligations. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a) Seller’s Deliveries.  The Seller shall deliver or cause to be delivered to the Purchaser:

(i) the Novation Agreements for each of the Trading Contracts for which the Novation Condition has been satisfied, duly executed by Seller;

(ii) the Assignment and Assumption Agreement, duly executed by Seller;

(iii) the Bill of Sale, duly executed by Seller;

(iv) evidence of the filing with respect to and/or receipt of all the Seller Required Consents;

(v) a duly executed certification pursuant to Treasury Regulation Section 1.1445-2(b)(2) that the Seller is not a foreign Person within the meaning set forth in Section 1445(f)(3) of the Code;

(vi) a certificate duly executed by the Seller, dated as of the Closing Date, in accordance with Section 5.1(f);

(vii) all consents, waivers or approvals obtained by Seller from Third Parties in connection with this Agreement;

(viii) terminations or releases of Encumbrances on the Transferred Assets that are not Permitted Encumbrances;

(ix) a certificate of status with respect to the Seller (dated as of a recent date), issued by the Wisconsin Department of Financial Institutions;

(x) a copy, certified by an authorized officer of the Seller, of the resolutions authorizing the execution and delivery of this Agreement and the Related Agreements and instruments attached as exhibits to this Agreement and to the Related Agreements, and the consummation of the Contemplated Transactions, together with a certificate

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

by the Secretary of the Seller as to the incumbency of those officers authorized to execute and deliver this Agreement and the Related Agreements; and

(xi) such other customary instruments of transfer, assumptions, filings or documents, in form and substance reasonably satisfactory to the Purchaser, as may be required to give effect to the Contemplated Transactions.

(b) Purchaser’s Deliveries. The Purchaser shall deliver to the Seller:

(i) the Novation Agreements for each of the Trading Contracts for which the Novation Condition has been satisfied, duly executed by Purchaser;

(ii) the Assignment and Assumption Agreement, duly executed by Purchaser;

(iii) the Bill of Sale, duly executed by Purchaser;

(iv) evidence of the filing with respect to and/or receipt of all the Purchaser Required Consents;

(v) the releases of Financial Assurances with respect to any Trading Contracts, or the agreement of the Counterparty to do so, in either case obtained on or prior to the Closing Date pursuant to Section 2.8(b)(ii) and, to the extent applicable, for any Transferred Contract or Other Asset for which the Transfer Condition has been satisfied;

(vi) a certificate duly executed by the Purchaser, dated as of the Closing Date, in accordance with Section 6.1(e);

(vii) evidence reasonably acceptable to the Seller of the Purchaser’s existence and good standing (as of a recent date) under the laws of the State of Delaware;

(viii) a copy, certified by an authorized officer of the Purchaser, of the resolutions authorizing the execution and delivery of this Agreement and the Related Agreements and instruments attached as exhibits to this Agreement and to the Related Agreements, and the consummation of the Contemplated Transactions, together with a certificate by the Secretary of the Purchaser as to the incumbency of those officers authorized to execute and deliver this Agreement and the Related Agreements; and

(ix) such other customary instruments of transfer, assumptions, filings or documents, in form and substance reasonably satisfactory to the Seller, as may be required to give effect to the Contemplated Transactions.

(c) Without prejudice to any other rights of the Parties under this Agreement or to any other remedy they may have, if a Party has not complied in full with its obligations under

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

this Section 2.5 on or before the Closing Date, the non-breaching Party may, at its discretion, waive the requirement to fulfill the unsatisfied obligations in whole or in part and proceed to Closing to the extent reasonably practicable.

Section 2.6 Misbooking Adjustments. Until [CONFIDENTIAL TREATMENT REQUESTED], the Purchaser may provide, within a commercially reasonable time period, written notice to the Seller of any Misbooking identified or determined to exist at any time with respect to a Trading Contract (a “Misbooked Trading Contract”).

(a) Misbooked Trades Accepted.  Within [CONFIDENTIAL TREATMENT REQUESTED] of the date upon which such notice is received by the Seller, the Purchaser shall determine the economic impact of the Misbooked Trading Contract by calculating (i) [CONFIDENTIAL TREATMENT REQUESTED], as of the date notice is given pursuant to this Section 2.6, as determined by reference to the actual characteristics of such Misbooked Trading Contract (giving effect to any errors discovered in connection therewith), less (ii) [CONFIDENTIAL TREATMENT REQUESTED].  Depending on the result of such calculation, (x) if negative, the Seller shall pay the absolute value of the amount resulting from such calculation to the Purchaser, or (y) if positive, the Purchaser shall pay the amount resulting from such calculation to the Seller, which payment shall, in either case, be paid within three (3) Business Days of such amount being determined.

(b) Misbooked Trades Rejected.  Notwithstanding the foregoing, the Purchaser shall have the right to [CONFIDENTIAL TREATMENT REQUESTED] of the date of such notice of Misbooking is received by the Seller; provided, however, that if such Misbooked Trading Contract, after giving effect to the error with respect thereto, would nonetheless be substantially similar to the Transferred Assets (excluding Misbooked Trading Contracts), then the Purchaser shall not reject the acceptance of such Misbooked Trading Contract.  If the Purchaser determines pursuant to this Section 2.6(b) [CONFIDENTIAL TREATMENT REQUESTED], of such amount being determined, and such Trading Contract shall become an Excluded Transaction and shall not be considered or otherwise deemed a Transferred Asset for any purpose hereunder from and after such date of rejection; provided, that, for purposes of determining the value of the economic impact of rejecting any such Misbooked Trading Contract, the Parties shall use the market value of such Misbooked Trading Contract as of the Mirror Effective Date, as determined by reference to Schedule 2.2(b).  Upon rejection of a Misbooked Trading Contract pursuant to this Section 2.6(b), the term “Trading Contracts” shall thereafter not include any such rejected Trading Contract for any purpose hereunder.

(c) Misbooking Calculations.  For any determination of the amount payable pursuant to Section 2.6(a) or 2.6(b), Purchaser will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result.  In determining such amount(s), Purchaser may consider (i) quotations (either firm or indicative) for replacement transactions supplied by one or more Third Parties that may take into account the creditworthiness of the Purchaser or the Seller at the time such quotation is provided and the terms of relevant

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

documentation, including credit support documentation; (ii) information consisting of relevant market data in the relevant market supplied by one or more Third Parties including relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or (iii) information of the type described in clause (i) or (ii) from internal sources (including any Affiliates) if that information is of the same type used by the Purchaser in the regular course of business for the valuation of similar transactions.  Third Parties that supply quotations pursuant to the foregoing clause (i) or market data pursuant to the foregoing clause (ii) may include dealers in the relevant markets, end-users of the relevant products or services, information vendors, brokers and other sources of market information.

(d)             Disputes of Misbooking Calculations.  Seller shall have the right acting in good faith in accordance with commercially reasonable standards to dispute any determination of the amount payable pursuant to Section 2.6(a) or 2.6(b), provided that payment of the undisputed amount shall first be paid by the Purchaser or Seller, as the case may be, to the other Party.

Section 2.7 Transferred Contracts; Other Assets.

(a) On the terms and subject to the conditions set forth herein, on the Transfer Date with respect to any Transferred Contracts (other than the ISO Contracts) or Other Assets, the Seller shall convey, assign and transfer to, and the Purchaser or one of its Affiliates (subject to Section 2.12) shall receive, undertake and assume, all such Transferred Contracts and Other Assets.  To the extent that the transfer or conveyance of any such Transferred Contracts or Other Assets to the Purchaser requires the Consent of a Third Party or Governmental Authorization, the Seller and the Purchaser shall use commercially reasonable efforts, and cooperate with each other, to obtain promptly the relevant Consent or Governmental Authorization prior to the Closing Date.

(b) Notwithstanding anything to the contrary contained in this Agreement but subject to the requirements of Section 2.7(d), to the extent that the transfer or conveyance of any Transferred Contract or Other Asset to the Purchaser pursuant to this Section 2.7 requires the Consent of a Third Party or Governmental Authorization and such Consent or Governmental Authorization shall not have been obtained prior to the Closing Date:

(i) this Agreement shall not constitute an assignment or attempted assignment of such Transferred Contract or Other Asset on the Effective Date if such assignment or attempted assignment would constitute a breach or violation of such Transferred Contract or Other Asset;

(ii) such Transferred Contract or Other Asset shall not be deemed to be a Transferred Asset hereunder until the Transfer Date occurs with respect thereto; and

(iii) the Closing shall proceed without regard to the transfer or conveyance of such Transferred Contract or Other Asset.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) With respect to any Transferred Contracts or Other Assets which are the subject of Section 2.7(b), the Seller and the Purchaser shall use commercially reasonable efforts, and cooperate with each other, to obtain promptly the relevant Consent or Governmental Authorization required to transfer or convey any such Transferred Contracts or Other Assets from the Seller to the Purchaser after the Closing Date.  Following Closing, if and when the relevant Consent or Governmental Authorization is thereafter obtained with respect to such Transferred Contracts or Other Assets:

(i) the Seller and the Purchaser shall use commercially reasonable efforts to cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to allow the Purchaser to obtain all of the rights, title, interests in, and assume all Liabilities under, such relevant Transferred Contract or Other Assets, and such Transferred Contracts or Other Assets shall be deemed to be a Transferred Asset from and after the relevant Transfer Date for all purposes hereunder; and

(ii) the Seller shall transfer or convey such relevant Transferred Contract or Other Assets to the Purchaser at no additional cost.

(d) Notwithstanding anything to the contrary contained in this Agreement, with respect to any Transferred Contracts (other than the ISO Contracts) or Other Assets which are the subject of Section 2.7(b), pending the receipt of the applicable Consent or Governmental Authorization, the Parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to the Purchaser the benefits of use of such Transferred Contracts or Other Assets and to the Seller or its Affiliates the benefits, including any indemnities, that they would have obtained had the Transferred Contracts or Other Assets been conveyed to the Purchaser at the Effective Date.  To the extent that any such Transferred Contracts or Other Assets cannot be transferred or conveyed or the full benefits of use of any such Transferred Contracts or Other Assets cannot be provided to the Purchaser following the Effective Date pursuant to this Section 2.7(d), then the Purchaser and the Seller shall enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the Parties the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted by applicable Law, of obtaining such Consent or Governmental Authorization and the performance by the Purchaser of the obligations thereunder.  The Seller shall hold in trust for and pay to the Purchaser promptly upon receipt thereof, all income, proceeds and other monies received by the Seller or any of its Affiliates in connection with its use of any Transferred Contracts or Other Assets (net of any Taxes and any other costs incurred by the Seller or any of its Affiliates) following the Effective Date in connection with the arrangements under this Section 2.7(d).

(e) To the extent any Other Assets constitute the intellectual property of Seller, Seller hereby acknowledges, grants, and confirms that Purchaser shall in perpetuity have all right, title, permission, license and interest to own and use such intellectual property from and after the

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

relevant Transfer Date as required for the use of such Other Assets without restriction or other limitation.

Section 2.8 Trading Contracts.

(a) On the terms and subject to the conditions set forth herein and subject to Section 2.8(f) with respect to Interbook Trades, on the Novation Date with respect to any Trading Contract, the Seller shall convey, assign and transfer to, and the Purchaser or one of its Affiliates shall receive from, undertake and assume, such Trading Contract, in each case, pursuant to a Novation Agreement by and among the Seller, the Purchaser and the Counterparty to each of such Trading Contracts.  To the extent that the transfer of any of the Trading Contracts to the Purchaser requires the Consent of a Third Party or Governmental Authorization, the Seller and the Purchaser shall use commercially reasonable efforts, and cooperate with each other, to obtain promptly the relevant Consent or Governmental Authorization prior to the Closing Date.

(b) Subject to Sections 2.8(c) and (d), the sale, transfer and novation of any Trading Contract shall be conditional on:

(i) the receipt of all Governmental Authorizations and all Consents (including any required Counterparty consent) necessary to permit the novation of such Trading Contract to the Purchaser; and

(ii) the applicable Counterparty having (x) released the Seller, IEG and all of IEG’s other Affiliates from any and all obligations and Liabilities under such Trading Contract and (y) released or agreed in writing, with the Seller, IEG and all of IEG’s other Affiliates as Third Party beneficiaries, to release within a reasonable period of time after the execution of such release the Seller, IEG and all of IEG’s other Affiliates from any and all obligations and Liabilities under any Financial Assurances related to such Trading Contracts, including the return by the applicable Counterparty of any collateral held by such Counterparty to the Seller, IEG or IEG’s other Affiliates (clauses (i) and (ii), collectively, the “Novation Condition”).

(c) If the Purchaser has an existing master trading agreement with any Counterparty to a Trading Contract, [CONFIDENTIAL TREATMENT REQUESTED], the Purchaser and the Seller shall have the right to seek the consent of such Counterparty to make the Counterpart Trading Contracts under such Trading Contract subject to the existing master trading agreement between the Purchaser and such Counterparty or to negotiate changes to Seller’s existing master trading agreement or a new master trading agreement with such Counterparty.  To the extent possible, the Parties shall use the form of Novation Agreement, with such amendments as may be necessary or advisable, to accommodate the particular circumstances relating to the relevant Counterpart Trading Contract.  [CONFIDENTIAL TREATMENT REQUESTED]

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) Subject to Section 2.8(f) with respect to Interbook Trades, the novation of any Trading Contract shall become effective on the later to occur of (i) the last day of the calendar month in which the Novation Condition with respect thereto is satisfied by each of the Seller and the Purchaser and (ii) the Effective Date (the “Novation Date”).

(e) To the extent that the Novation Date has not occurred with respect to any Trading Contract prior to or after the Closing Date:

(i) this Agreement shall not constitute a novation, assignment or attempted assignment with respect to such Trading Contract at or after the Effective Date;

(ii) the Seller and the Purchaser shall use commercially reasonable efforts (without the obligation on the part of either Party to pay any money, assume or incur any Liability or agree to any material changes of the Closing in the terms or conditions of such Trading Contract), and cooperate with each other, to obtain promptly the relevant Consent or Governmental Authorization after the Closing Date to the extent necessary to satisfy any Novation Condition; and

(iii) such Trading Contract shall not be deemed to be a Transferred Asset until the Novation Date with respect to such Trading Contract has occurred;

provided, that, upon the occurrence of the Novation Date with respect to such Trading Contract, such Trading Contract shall be deemed to be a Transferred Asset from and after such Novation Date for all purposes hereunder.

(f) With respect to each Interbook Trade, such Trading Contract will not be novated from Seller to Purchaser and is not subject to Section 2.8 (a) through (e) above, but rather:

(i) If the Interbook Trade is financially-settled, such Interbook Trade will be included as a Trading Contract under the Mirror Confirm and shall remain subject to the terms of such Mirror Confirm; and

(ii) If the Interbook Trade is physically-settled, such Interbook Trade will be included as a Trading Contract under the Mirror Confirm (and be financially-settled) and shall remain as a financially-settled transaction subject to the terms of such Mirror Confirm until the earlier of (y) the date the Interbook Trade expires or terminates in accordance with its terms, or (z) the occurrence of the Effective Date.  Upon the occurrence of the Effective Date, any remaining Interbook Trades shall no longer be subject to the Mirror Confirm and the corresponding Mirror Transaction shall terminate without a Portfolio Deletion Payment (as such term is defined in the Mirror Confirm) coming due as a result of such termination, and in lieu thereof a new physically-settled transaction between Seller and Purchaser shall be deemed to be automatically entered into as of the Effective Date, which transaction shall be subject to, and

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

confirmed in accordance with, the MCP-IES ISDA Master Agreement (each such transaction, a “Interbook Matching Trade”).  Each Interbook Matching Trade shall be between Purchaser and Seller only (and not with any Seller Affiliate) for the remaining term of the corresponding Interbook Trade, shall mirror the terms of the Interbook Trade, and shall terminate automatically upon the termination or expiration of the Interbook Trade.

Section 2.9 Exchange Traded Transactions.

(a) On the Mirror Effective Date, the Seller shall request of the Relevant Exchange (the “Exchange Request”) that the Exchange Traded Transactions be transferred to the Purchaser in accordance with the rules and procedures of the Relevant Exchange from the commodity futures brokerage accounts of the Seller listed on Schedule 2.9(a) attached hereto, carried by the futures commission merchants (each an “FCM”) listed thereon, to the account of the Purchaser via an ex-pit, ex-Ring or ex-order book transfer, and the Purchaser shall assume each Exchange Traded Transaction, by a novation effected pursuant to the applicable rules of the Relevant Exchange.  Each such transfer shall be effected at the settlement price as of the close of trading on the Relevant Exchange on the Mirror Effective Date, and other than payment of the Purchase Price, the Parties intend that no consideration will be paid in respect of the Exchange Traded Transactions.  The Exchange Request shall be in form and substance reasonably satisfactory to the Seller and the Purchaser.  To the extent that the transfer or conveyance of any of the Exchange Traded Transactions to the Purchaser requires the Consent of a Third Party or Governmental Authorization, the Seller and the Purchaser shall use commercially reasonable efforts, and cooperate with each other, to obtain promptly the relevant Consent or Governmental Authorization prior to the Mirror Effective Date.

(b) If following the Mirror Effective Date this Agreement is terminated in accordance with the terms and conditions set forth in Article VIII, then on the Business Day immediately following the date that this Agreement is terminated, the Purchaser shall submit to the Relevant Exchange an Exchange Request that the Exchange Traded Transactions, or trades cleared on the Relevant Exchange that are substantially similar to the Exchange Traded Transactions (each a “Substitute Exchange Traded Transaction”) be transferred to the Seller in accordance with the rules and procedures of the Relevant Exchange from the commodity futures brokerage accounts of the Purchaser listed on Schedule 2.9(b) attached hereto, carried by each FCM listed thereon, to the account of the Seller via an ex-pit, ex-Ring or ex-order book transfer, and the Seller shall assume each Substitute Exchange Traded Transaction, by a novation effected pursuant to the applicable rules of the Relevant Exchange.  Each such transfer pursuant to this Section 2.9(b) shall be effected at the settlement price as of the close of trading on the Relevant Exchange on the trading date immediately preceding the date of such transfer, and other than as provided in  Article VIII, the Parties intend that no consideration will be paid in respect of the Substitute Exchange Traded Transactions.  The Exchange Request shall be in same form and have the same substance as that which was provided to the Relevant Exchange under Section 2.9(a).

Section 2.10 Mirror Transactions.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a) Upon the Mirror Effective Date, the Seller and the Purchaser shall enter into the Mirror Confirm whereby only the economic benefits of and risks under each of the Trading Contract will be borne by the Purchaser from and after the Mirror Effective Date, pursuant to the terms and subject to the conditions set forth in the Mirror Confirm.

(b) After the Mirror Effective Date until the Closing Date, and subject to Section 2.16, all trading agreements, interbook trades and other contracts that the Seller enters into, which are substantially similar to the Transferred Assets, in accordance with the Pre-Closing Guidelines or as otherwise consented to by Purchaser, in its sole discretion, shall be deemed “Trading Contracts”, “Interbook Trades”, “Transferred Contracts” or “ISO Contracts”, as the case may be (each a “Post-Mirror Trade”), and shall for all purposes hereunder be encompassed by the Mirror Confirm without any further action being taken by either the Purchaser or Seller.  Thereafter, the sale, transfer and novation of each Post-Mirror Trade shall be conditional on:

(i) the receipt of all Governmental Authorizations and all Consents (including any required Third Party Consent) necessary to permit the transfer or conveyance of such Post-Mirror Trade to the Purchaser; and

(ii) the applicable Third Party having (x) released the Seller, IEG and all of IEG’s other Affiliates from any and all obligations and Liabilities under such Post-Mirror Trade and (y) released or agreed in writing, with the Seller, IEG and all of IEG’s other Affiliates as Third Party beneficiaries, to release within a reasonable period of time after the execution of such release the Seller, IEG and all of IEG’s other Affiliates from any and all obligations and Liabilities under any Financial Assurances related to such Post-Mirror Trade, including the return by the applicable Third Party of any collateral held by such Third Party to the Seller, IEG or all of IEG’s other Affiliates.

(c) If following the Mirror Effective Date this Agreement is terminated in accordance with the terms and conditions set forth in Article VIII, then following such termination, the Mirror Confirm shall be terminated and the Termination Payment (as such term is defined in the Mirror Confirm) paid pursuant to the Mirror Confirm and the ISDA Master Agreement governing the Mirror Confirm.

(d) For the avoidance of doubt, the Parties expressly acknowledge and agree that, while a Mirror Transaction is in effect, any potential or actual event of default or performance failure (except force majeure as specifically set forth in the Mirror Confirm) of whatever description and for whatever reason by a Counterparty with respect to a Trading Contract shall not affect or in any way diminish the respective obligations of the Purchaser and Seller under the Mirror Transaction that corresponds to such Trading Contract.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.11 ISO Contracts.

(a) On the Mirror Effective Date, the Seller shall request of the Relevant ISO (the “ISO Request”) that the ISO Contracts be transferred to the Purchaser in accordance with the rules and procedures of the Relevant ISO.  Upon such transfer, all required collateral obligations to the Relevant ISO related to the ISO Contracts will become the responsibility of Purchaser.  The Parties intend that, other than the Purchase Price, no consideration will be paid in respect of the ISO Contracts.  The ISO Request shall be in form and substance reasonably satisfactory to the Seller and the Purchaser.  To the extent that the transfer or conveyance of any of the ISO Contracts to the Purchaser requires the Consent of a Third Party or Governmental Authorization, the Seller and the Purchaser shall use commercially reasonable efforts, and cooperate with each other, to obtain promptly the relevant Consent or Governmental Authorization prior to the Mirror Effective Date.

(b) If following the Mirror Effective Date, this Agreement is terminated in accordance with the terms and conditions set forth in Article VIII, then following such termination, the Purchaser shall convey, assign and transfer to, and the Seller shall receive, undertake and assume, the ISO Contracts; provided, that if (x) the aggregate marked-to-market value for all such ISO Contracts on the termination date is greater than zero, then the Seller shall pay to the Purchaser an amount equal to such amount, and (y) the aggregate marked-to-market value for all such ISO Contracts on the termination date is less than zero, then the Purchaser shall pay to the Seller an amount equal to the absolute value of such amount.  To the extent that the transfer or conveyance of any of the ISO Contracts requires the Consent of a Third Party or Governmental Authorization, the Purchaser and the Seller shall use commercially reasonable efforts, and cooperate with each other, to obtain promptly the relevant Consent or Governmental Authorization.  The Parties shall cooperate in good faith and in a commercially reasonable manner to establish the values required by the foregoing calculation.

Section 2.12 Purchaser’s Designee. Notwithstanding anything to the contrary herein, the Purchaser may designate in writing an Affiliate of the Purchaser to exercise and perform the rights and obligations of Purchaser, as its designate, for purposes of Sections 2.5, 2.7, 2.8, 2.9, 2.10, 2.11, 2.13, 2.14, 2.15 and 2.16, in which event, the term “Purchaser” as set forth in any such section shall be deemed to mean and include “Purchaser’s Affiliate” as the context so requires; provided, that in the event that the Mirror Confirm and/or the PPL Financial Trade Agreement is entered into by an Affiliate of Purchaser pursuant to Sections 2.10 and 2.14 and this Section 2.12, then (i) the Purchaser agrees that such Mirror Confirm and/or PPL Financial Trade Agreement shall be novated to the Purchaser no later than the Effective Date such that the Mirror Confirm and/or PPL Financial Trade Agreement shall be under the MCP-IES ISDA Master Agreement and the Purchaser shall fulfill the rights and obligations set forth in Section 2.10 and/or Section 2.14 (as the case may be) from and after the Effective Date (without regard to this Section 2.12), and (ii) the Seller agrees that it shall consent or otherwise agree to such novation and shall execute and deliver any documents or agreements reasonably necessary to give effect thereto.  Notwithstanding the foregoing, in no event will any such designation by the

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Purchaser relieve or discharge the Purchaser from any of its obligations hereunder, nor shall any such designation be made without the Seller’s prior written consent if such designation would reasonably be expected to (a) prevent or materially impede, interfere with or delay the Contemplated Transactions, (b) cause the Seller reasonably to incur additional Third Party out of pocket costs and expenses in excess of $10,000, in the aggregate, in connection with the consummation of Contemplated Transactions or (c) result in the Seller or its Affiliates incurring a Tax Liability in excess of the Tax Liability Seller or its Affiliates would otherwise incur without such designation; provided, that with respect to any costs reasonably incurred by the Seller in excess of the dollar limitation of clause (b) above, the Purchaser may avail itself of the rights under this Section 2.12 so long as the Purchase reimburses the Seller promptly for any such costs in excess of that amount.

Section 2.13 Identified Transactions. For all transactions (the “Identified Transactions”) reflected in the Trading Contracts with the Counterparties identified on Schedule 2.13, Seller shall retain the risk of [CONFIDENTIAL TREATMENT REQUESTED] for each Identified Transaction as follows:

(a) With respect to each Identified Transaction, in the event that the Purchaser has the right to terminate such Identified Transaction as a result of a breach thereof by the Counterparty to such Identified Transaction and the Purchaser notifies such Counterparty in writing of the Purchaser’s election to terminate such Identified Transaction, the Seller shall provide the Purchaser within [CONFIDENTIAL TREATMENT REQUESTED] of the Seller’s receipt of written demand therefor [CONFIDENTIAL TREATMENT REQUESTED] under such Identified Transaction, which [CONFIDENTIAL TREATMENT REQUESTED].  Notwithstanding anything in the foregoing sentence to the contrary, with respect to each Counterparty with whom the Purchaser has agreed to a [CONFIDENTIAL TREATMENT REQUESTED] in no event shall the Seller be obligated to deliver any credit support in respect of any amounts owing from such Counterparty under any such Identified Transactions [CONFIDENTIAL TREATMENT REQUESTED].

(b) With regard to any Identified Transaction for which the Seller has provided a [CONFIDENTIAL TREATMENT REQUESTED] pursuant to Section 2.13(a), if the Purchaser determines (reasonably in accordance International Financial Reporting Standards, consistently applied), [CONFIDENTIAL TREATMENT REQUESTED] the Purchaser shall have the right, upon giving the Seller [CONFIDENTIAL TREATMENT REQUESTED] prior written notice, to [CONFIDENTIAL TREATMENT REQUESTED], provided, however, that the Seller shall have the right within such [CONFIDENTIAL TREATMENT REQUESTED] period to deliver to the Purchaser [CONFIDENTIAL TREATMENT REQUESTED] amount, in which case the Purchaser may not [CONFIDENTIAL TREATMENT REQUESTED].

(c) Until such time as the Purchaser exercises its rights pursuant to Section 2.13(b), the Purchaser shall exercise commercially reasonable efforts to collect on amounts owing in respect of non-payment by the relevant Counterparty to relevant Identified Transactions, and

Purchaser and the Seller shall coordinate and cooperate each other in their commercially reasonable discretion with respect to such collection efforts.  Upon the Purchaser exercising its rights pursuant to Section 2.13(b), but prior to the Purchaser, [CONFIDENTIAL TREATMENT REQUESTED] in respect of the applicable the Identified Transaction(s) giving rise to such exercise by Purchaser [CONFIDENTIAL TREATMENT REQUESTED] to such Identified Transaction(s).

(d)             In the event that the Purchaser exercises its rights under Section 2.13(a), prior to the Purchaser [CONFIDENTIAL TREATMENT REQUESTED], the Purchaser shall [CONFIDENTIAL TREATMENT REQUESTED] all of the Identified Transactions with the Counterparty that is the subject of the payment default giving rise to such exercise by the Purchaser.

Section 2.14 Financial and Physical Settlement.  Not later than the Mirror Effective Date, the Seller and the Purchaser shall execute and deliver the PPL Financial Trade Agreement and the Bangor Financial Trade Agreement.

Section 2.15 ERCOT Trading Contracts.  If requested by the Purchaser, in its discretion, from time to time until the first anniversary of the Effective Date, the Seller shall act for and on behalf of the Purchaser as its Qualified Scheduling Entity (as such term is defined by ERCOT) with respect to the Trading Contracts that provide for physically-delivered electric energy in ERCOT, in accordance with terms and conditions to be agreed by the Parties, acting reasonably and in good faith.  The Purchaser shall compensate the Seller for any services Seller provided in accordance with this Section 2.15 by paying to Seller any Third Party out of pocket costs and expenses reasonably incurred by Seller in providing such services, plus ten thousand dollars ($10,000) for each month in which such services are provided.

    Section 2.16 Flattening Trades and New Trades.  On the Mirror Effective Date and from time-to-time thereafter until the Mirror Confirm terminates, Purchaser and Seller shall enter into one or more physically-settled transactions under the MCP-IES ISDA Master Agreement representing sales to Seller with respect to all requirements of the Seller to purchase additional physically-delivered electric energy, capacity, ancillary services, renewable energy certificates, or related products (“Electricity”) or representing purchases from Seller for any excess Electricity Seller may have in order to establish and maintain, to the extent reasonably practicable, a flattened position in Electricity for Seller (such transactions, the “Flattening Trades”).  All Flattening Trades shall be priced using the same or equivalent index price, ISO-published price or mutually-agreed price as specified in the relevant Mirror Transaction or Post-Mirror Trade.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 3.1 Scope.  As an inducement to the Purchaser to enter into this Agreement and to consummate the Contemplated Transactions, the Seller makes the representations and warranties to Purchaser set forth in this Article III on the date hereof and on the Closing Date (unless any such representation or warranty is made as of a specific date, in which case such representation and warranty is made as of only such date), except as set forth in, or as qualified by, the Schedules.  References to specific, numbered Schedules in this Article III do not limit the general applicability of the exceptions, qualifications, and other matters set forth in all other Schedules to each and every representation and warranty set forth in this Article III.

Section 3.2 Corporate Organization and Authority of Seller.  The Seller is corporation validly existing and in active status under the Laws of the State of Wisconsin and has all requisite company power and authority to own the Transferred Assets and to carry on the Business as now being conducted.  Each of the Related Seller Parties is corporation, limited liability company or partnership validly existing and in active status under the laws of the jurisdiction of organization.  The Seller and each of the Related Seller Parties, as the case may be, has all requisite corporate power and authority necessary to execute, deliver and perform this Agreement and each of the Related Agreements to which it is a party.  The Seller is duly qualified or authorized to do business as a foreign entity and is in good standing under the Laws of each jurisdiction in which the conduct of the Business occurs, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have a Material Adverse Effect.  The execution and delivery by the Seller and each of the Related Seller Parties of this Agreement and each of the Related Agreements to which it is a party and the performance by Seller and each of the Related Seller Parties, as the case may be, of the Contemplated Transactions to which it is a party have been duly authorized by all necessary company action on the part of Seller and each of the Related Seller Parties, as the case may be.

Section 3.3 Enforceability.  This Agreement is, and each Related Agreement to be executed and delivered by the Seller and each of the Related Seller Parties, as the case may be, at or prior to the Closing will be, duly and validly executed and delivered by the Seller and each of the Related Seller Parties, as the case may be, and this Agreement is and each Related Agreement to be executed and delivered by the Seller and each of the Related Seller Parties, as the case may be, will be when executed and delivered, a valid and legally binding obligation of the Seller and each of the Related Seller Parties, as the case may be, enforceable against the Seller and each of the Related Seller Parties, as the case may be, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar Laws affecting or relating to enforcement of creditors’ rights generally or general principles of equity.

Section 3.4 No Conflict.  Neither the execution and delivery of this Agreement or any Related Agreement by the Seller or any of the Related Seller Parties, as the case may be, nor the performance by Seller or any of the Related Seller Parties, as the case may be, of the provisions of this Agreement or any Related Agreement to which it is a party will (a) violate the Governing Documents of the Seller or any of the Related Seller Parties, as the case may be, (b) violate any

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Law or Order by which Seller, any of the Related Seller Parties or any of the Transferred Assets is bound, or (c) except as set forth on Schedule 3.4, result in a breach or violation of any provision of, constitute a default under, or give rise to any right of termination or cancellation under, or result in or permit an acceleration of, any material indenture, mortgage, lease or other agreement or instrument to which the Seller or any of the Related Seller Parties is a party or by which the Seller, any of the Related Seller Parties or any of the Transferred Assets are bound, except in the case of the foregoing clauses (b) and (c), as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Seller’s or any of the Related Seller Parties’ ability to perform its obligations under this Agreement or any of the Related Agreements to which it is a party.

Section 3.5 Third Party Consents.  Except as otherwise set forth on Schedule 3.5, no material authorization, consent, waiver or approval of or filing with or notification to any Third Party (including a Governmental Body) is required to be obtained by the Seller or any of the Related Seller Parties, as the case may be, in connection with (i) the Seller’s or any of the Related Seller Parties’ execution and delivery of this Agreement or any of the Related Agreements, as the case may be, (ii) the Seller’s sale and transfer of the Transferred Assets to Purchaser on the terms and conditions set forth in this Agreement, (iii) the Seller’s or any of the Related Seller Parties’ performance of their respective obligations under this Agreement and any Related Agreement to which it is a party other than, in each case, (a) the Seller Required Consents or (b) an authorization, consent, waiver, approval, filing or notification which, if not obtained or made, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 3.6 Transferred Assets.  Except as otherwise set forth on Schedule 3.6, the Seller has good and defensible title to all of the tangible and intangible personal property constituting part of the Transferred Assets, and subject to obtaining any necessary material Consents pursuant to this Agreement, at the Closing, the Purchaser shall receive the Transferred Assets free and clear of all Encumbrances other than the Permitted Encumbrances.

Section 3.7 Contracts; No Default.

(a) (i) Schedules 2.1(a)(ii)(A), (B) and (C) contain, as of the date hereof, an accurate and complete list of each Trading Contract (or in the case of forms described in clause (ii), a listing of such forms) and (ii) except for multiple agreements that are documented under a standard form ISDA Master Agreement, EEI Master Agreement or WSPP Master Agreement without amendments, in which case only such form need be made available, the Seller has made available to the Purchaser accurate and complete copies of each such Trading Contract, together with any and all material amendments or modifications thereto through and including the date hereof.  Schedule 2.1(a)(i) contains, as of the date hereof, an accurate and complete list of each Transferred Contract and the Seller has made available to the Purchaser accurate and complete copies of each Transferred Contract, together with any and all material amendments or modifications thereto through and including the date hereof.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) As of the date hereof:

(i) each Trading Contract and Transferred Contract is in full force and effect and is a valid and enforceable obligation of the Seller except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in a Proceeding at law or in equity);

(ii) no event or condition exists that constitutes or, after notice or a lapse of time or both, will constitute, a material default on the part of the Seller or, to Seller’s Knowledge, any Counterparty or other party under, in each case, any such Trading Contract or Transferred Contract; and

(iii) there is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the Transferred Assets.

Section 3.8 Taxes.

(a) All Taxes and Tax liabilities due with respect to the Transferred Assets (whether or not shown as due on a Tax Return) have been timely paid.  Seller has timely filed or caused to be timely filed all Tax Returns that are required to be filed with respect to the Transferred Assets.  All such Tax Returns have accurately and completely reflected, and will accurately reflect, all liability for Taxes relating to the Transferred Assets for the period covered thereby and was prepared and filed in accordance with all applicable Laws.

(b) There are no liens for Taxes upon any of the Transferred Assets nor, to the Knowledge of the Seller, is any taxing authority in the process of imposing any lien for Taxes on any of the Transferred Assets, other than liens for Taxes that are not yet due and payable.

(c) Seller has not, as of the Closing Date, entered into an agreement or waiver or requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes relating to the Transferred Assets.  There is no dispute or claim concerning any Tax liability relating to the Transferred Assets either (A) claimed or raised by any Governmental Body or (B) to which the Seller has Knowledge.

(d) All Taxes which Seller is (or was) required to withhold or collect in connection with the Transferred Assets have been duly withheld or collected, and have been timely paid over the proper authorities to the extent due and payable, and all Forms W-2 and 1099 with respect thereto have been properly completed and timely filed.

(e) There are no tax sharing, allocation, indemnification or similar agreements in effect as between Seller and any other party under which Purchaser could be liable for any Taxes or other claims of any party.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f) The Seller is not a party to any closing agreement as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) with respect to the Transferred Assets.

(g) No event has occurred that could reasonably be expected to impose upon Purchaser any transferee liability for any Taxes due or to become due from Seller.

Section 3.9 Litigation.  There are no claims, actions, suits or Proceedings now pending or, to the Seller’s Knowledge, threatened against or affecting the Seller or the Transferred Assets, at law or in equity, or before or by any Governmental Body which (a) may impair the ability of the Seller or the Seller Related Parties to perform this Agreement or any Related Agreement, (b) questions the validity or propriety of this Agreement or any Related Agreement or of any action taken under this Agreement or any Related Agreement or (c) would reasonably be expected to result in a Material Adverse Effect.

Section 3.10 No Commissions.  No commissions or brokers’ or finders’ fees are payable by, through or on account of any acts of the Seller in connection with this Agreement or the Contemplated Transaction for which the Purchaser could be liable or obligated.

Section 3.11 Reserved.

Section 3.12 Compliance with Laws.  The Seller is in compliance with all Laws applicable to the Transferred Assets, except where any such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.13 Ability to Perform.  The Seller currently has or, as of the relevant time, will have available to it sufficient funding (in the form of Cash reflected on the Seller’s balance sheet, under existing credit facilities or otherwise) to enable the Seller to consummate the Contemplated Transactions on the terms set forth in this Agreement, to pay all expenses to be incurred by the Seller in connection with this Agreement and to perform all of its other obligations under this Agreement and any Related Agreement to which it is a party.

Section 3.14 Seller’s Knowledge.  The Seller has informed Purchaser of any material mistakes or omissions on the Purchaser’s Schedules of which the Seller is aware or any breach by the Purchaser of any of the representations and warranties set forth in Article IV, including anything that the Seller is aware of that might give rise to a claim by the Seller against Purchaser under the terms of this Agreement or any Related Agreement.

Section 3.15 Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III, THE PURCHASER IS ACQUIRING THE TRANSFERRED ASSETS “AS IS, WHERE IS” AND THE SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY OF ANY NATURE AS TO THE TRANSFERRED ASSETS (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PARTICULAR PURPOSE OR ANY REPRESENTATION OR WARRANTY AS TO THE VALUE, CONDITION, NATURE, OR CAPABILITY OF ANY TRANSFERRED ASSET), AND THE PURCHASER BY THIS AGREEMENT EXPRESSLY ACKNOWLEDGES THAT NO SUCH OTHER REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE BY THE SELLER OR RELIED UPON BY THE PURCHASER.  THE SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, PROMISES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE TRANSFERRED ASSETS MADE OR FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT THE SELLER, UNLESS THE WARRANTIES, GUARANTIES, PROMISES, STATEMENTS, REPRESENTATIONS OR INFORMATION ARE EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS ARTICLE III.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.1 Scope.  As an inducement to the Seller to enter this Agreement and to consummate the Contemplated Transactions, the Purchaser makes the representations and warranties to the Seller set forth in this Article IV on the date hereof and on the Closing Date (unless any such representation or warranty is made as of a specific date, in which case such representation and warranty is made as of only such date).

Section 4.2 Corporate Organization and Authority.  The Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has full power and authority to execute, deliver and perform this Agreement and each of the Related Agreements to which it is a party.  Each of the Related Purchaser Parties that are a party to this Agreement or any of the Related Agreements is a corporation, limited liability company or partnership validly existing and in active status under the Laws of the jurisdiction of organization.  Each of the Purchaser and the Related Purchaser Parties has all requisite corporate power and authority necessary to execute, deliver and perform this Agreement and each of the Related Agreements to which it is a party.  The Purchaser is duly qualified or authorized to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have a Material Adverse Effect on the Purchaser’s ability to consummate the Contemplated Transactions.  The execution and delivery by the Purchaser and each of each of the Related Purchaser Parties of this Agreement and each Related Agreement to which it is a party and the performance by the Purchaser and each of the Related Purchaser Parties, as the case may be, of the Contemplated Transactions have been duly authorized by all necessary corporate or other actions and Proceedings on the part of the Purchaser and such Related Purchaser Parties, as the case may be.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 4.3 Enforceability.  This Agreement is, and each Related Agreement to be executed and delivered by the Purchaser and each of the Related Purchaser Parties, as the case may be, at or prior to the Closing will be, duly and validly executed and delivered by the Purchaser and each of the Related Purchaser Parties, as the case may be, and this Agreement is and each Related Agreement to be executed and delivered by the Purchaser and each of the Related Purchaser Parties, as the case may be, will be when executed and delivered, a valid and legally binding obligation of the Purchaser and each of the Related Purchaser Parties, as the case may be, enforceable against the Purchaser and each of the Related Purchaser Parties, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar Laws affecting or relating to enforcement of creditors’ rights generally or general principles of equity.

Section 4.4 No Conflict.  Neither the execution of this Agreement or any Related Agreement by the Purchaser or any of the Related Purchaser Parties, as the case may be, nor the performance by the Purchaser or any of the Related Purchaser Parties, as the case may be, of the provisions of this Agreement or any Related Agreement will (a) violate the Governing Documents of the Purchaser or any of the Related Purchaser Parties, as the case may be, (b) violate any Law or Order by which the Purchaser or any of the Related Purchaser Parties is bound, or (c) result in a breach or violation of any provision of, constitute a default under, or give rise to any right of termination or cancellation under, or result in or permit an acceleration of, any material indenture, mortgage, lease or other agreement or instrument to which the Purchaser or any of the Related Purchaser Parties is a party or by which the Purchaser or any of the Related Purchaser Parties is bound, except in the case of the foregoing clauses (b) and (c), as would not reasonably be expected to result in a Material Adverse Effect on the Purchaser’s or any of the Related Purchaser Parties’ ability to perform its obligations under this Agreement or any of the Related Agreements to which it is a party.

Section 4.5 Third Party Consents.  Except as otherwise set forth on Schedule 4.5, no material authorization, consent, waiver or approval of or filing with or notification to any Third Party (including a Governmental Body) is required to be obtained by the Purchaser or any of the Related Purchaser Parties, as the case may be, in connection with the Purchaser’s purchase of the Transferred Assets from the Seller and any of the Related Purchaser Parties, as the case may be, on the terms and conditions set forth in this Agreement and to permit the Purchaser or any of the Related Purchaser Parties, as the case may be, to perform its other obligations under this Agreement and any Related Agreements to which it is a party other than (a) the Purchaser Required Consents or (b) an authorization, consent, waiver, approval, filing or notification which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the Contemplated Transactions.

Section 4.6 Litigation.  There are no claims, actions, suits or Proceedings now pending or, to the Purchaser’s Knowledge, threatened against or affecting the Purchaser or the Purchaser Related Parties, at law or in equity, or before or by any Governmental Body which may impair the ability of the Purchaser or the Purchaser Related Parties to perform this

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Agreement or any Related Agreement or which questions the validity or propriety of this Agreement or any Related Agreement or of any action taken under this Agreement or Related Agreement.

Section 4.7 Purchaser’s Investigation.  The Purchaser is an informed and sophisticated purchaser of assets similar to the Transferred Assets and, in connection with the Contemplated Transactions, has sought the advice of experts who are experienced in the evaluation and purchase of assets similar to the Transferred Assets.  The Purchaser has undertaken such investigation of the Transferred Assets as it has deemed necessary to enable it to make an informed decision with respect to this Agreement and the Contemplated Transactions.  The Purchaser acknowledges that the Seller has provided the Purchaser with such access to the personnel, properties, leased premises and records (including copies of the material Trading Contracts) of the Seller and relating to the Business as the Purchaser has requested, subject to the limitations set forth in Section 7.2.  In entering into this Agreement, in purchasing the Transferred Assets and in consummating the Contemplated Transactions, the Purchaser has relied solely upon its own investigation and the express representations and warranties of the Seller set forth in Article III, and neither the Seller nor any of its officers, directors, shareholders, employees, Affiliates, agents or Representatives has made any representation or warranty as to the Seller, the Transferred Assets, or this Agreement, except as expressly set forth in this Agreement.  To the fullest extent permitted by Law, neither the Seller nor any of its officers, directors, shareholders, employees, Affiliates, agents or Representatives shall have any liability to the Purchaser for any information made available to, or statements made to, the Purchaser (or any of its agents, officers, directors, employees, Affiliates or Representatives), other than the representations and warranties of Seller expressly set forth in Article III and the express obligation of the Seller to indemnify the Purchaser following the Closing to the extent set forth in Article IX.

Section 4.8 Ability to Perform.  The Purchaser currently has available to it sufficient funding (in the form of Cash reflected on the Purchaser’s balance sheet, under existing credit facilities or otherwise) to enable the Purchaser to consummate the purchase of the Transferred Assets on the terms set forth in this Agreement, to pay all expenses to be incurred by the Purchaser in connection with this Agreement and to perform all of its other obligations under this Agreement and any Related Agreement to which it is a party.

Section 4.9 No Commissions.  No commissions or brokers’ or finders’ fees are payable by, through or on account of any acts of the Purchaser or its Representatives in connection with this Agreement or the Contemplated Transactions for which the Seller could be liable or obligated.

Section 4.10 Purchaser’s Knowledge.  The Purchaser has informed Seller of any material mistakes or omissions on the Seller’s Schedules of which the Purchaser is aware or any breach by the Seller of any of the representations and warranties set forth in Article III, including

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

anything that the Purchaser is aware of that might give rise to a claim by the Purchaser against the Seller under the terms of this Agreement or any Related Agreement.

Section 4.11 No Other Representation or Warranty.  Except for the representations and warranties contained in this Article IV, and as may be made by the Purchaser in any Related Agreement, neither the Purchaser nor any other Person acting on behalf of the Purchaser makes any representation or warranty, express or implied, regarding the Purchaser or the Contemplated Transactions.

Section 4.12 Disclaimer.  THE PURCHASER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, PROMISES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE TRANSFERRED ASSETS MADE OR FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT THE PURCHASER, UNLESS THE WARRANTIES, GUARANTIES, PROMISES, STATEMENTS, REPRESENTATIONS OR INFORMATION ARE EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS ARTICLE IV.

ARTICLE V
CONDITIONS PRECEDENT TO THE
PURCHASER’S OBLIGATION TO CLOSE

Section 5.1 Purchaser Closing Conditions.  The obligation of the Purchaser to consummate the Contemplated Transactions is subject to the satisfaction, as of the Closing, of each of the following conditions (any of which may be waived in writing by the Purchaser, in whole or in part):

(a) all agreements and covenants required by this Agreement to be complied with or performed by the Seller at or prior to the Closing shall have been complied with or performed in all material respects;

(b) all representations and warranties of the Seller in this Agreement (i) that are qualified as to materiality or Material Adverse Effect shall be true and correct, in all respects, as of the Closing or other time stated as if made at and as of that time and (ii) that are not so qualified shall be true and correct, in all material respects, as of the Closing or other time stated as if made at and as of that time;

(c) the Purchaser Required Consents shall have been obtained or occurred, as applicable;

(d) the [CONFIDENTIAL TREATMENT REQUESTED] shall have been satisfied;

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e) no Order which prevents the consummation of any material aspect of the Contemplated Transactions shall have been issued and remain in effect (each Party agreeing to use its commercially reasonable efforts to have any such Order lifted) and no Law shall have been enacted which prohibits the consummation of the Contemplated Transactions;

(f) the Seller shall have delivered to the Purchaser a certificate of a duly authorized officer of the Seller, dated as of the Closing Date, certifying that, to the knowledge of such officer, the conditions set forth in Section 5.1(a) and (b) have been satisfied as of the Closing Date;

(g) the Seller Guarantee Agreement shall be in full force and effect and no material default or breach shall have occurred thereunder;

(h) the Mirror Confirm shall be in full force and effect and no material default or breach by Seller shall have occurred thereunder;

(i) the Supply Trade Agreements shall each be in full force and effect and no material default or breach by Seller shall have occurred thereunder; and

(j) the Purchaser shall have received those documents to be delivered to the Purchaser in accordance with Section 2.5(a).

ARTICLE VI
CONDITIONS PRECEDENT TO THE SELLER’S OBLIGATION TO CLOSE

Section 6.1 Seller Closing Conditions.  The obligation of the Seller to consummate the Contemplated Transactions is subject to the satisfaction, as of the Closing, of each of the following conditions (any of which may be waived in writing by the Seller in whole or in part):

(a) all agreements and covenants required by this Agreement to be complied with or performed by Purchaser at or prior to the Closing shall have been complied with and performed in all material respects;

(b) all representations and warranties of the Purchaser in this Agreement (i) that are qualified as to materiality or material adverse effect shall be true and correct, in all respects, as of the Closing or other time stated as if made at and as of that time and (ii) that are not so qualified shall be true and correct, in all material respects, as of the Closing or other time stated as if made at and as of that time;

(c) the Seller Required Consents described in items 1 and 2 on Schedule 3.5 shall have been obtained or occurred, as applicable;

(d) no Order which prevents the consummation of any material aspect of the Contemplated Transactions shall have been issued and remain in effect (each Party agreeing to use

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

its commercially reasonable efforts to have any such Order lifted) and no Law shall have been enacted which prohibits the consummation of the Contemplated Transactions;

(e) the Purchaser shall have delivered to the Seller a certificate of a duly authorized officer of the Seller, dated as of the Closing Date, certifying that, to the knowledge of such officer, the conditions set forth in Section 6.1(a) and (b) have been satisfied as of the Closing Date;

(f) the Purchaser Guarantee Agreement shall be in full force and effect and no material default or breach shall have occurred thereunder;

(g) the Mirror Confirm shall be in full force and effect and no material default or breach by Purchaser shall have occurred thereunder;

(h) the Supply Trade Agreements shall be in full force and effect and no material default or breach by Purchaser shall have occurred thereunder; and

(i) the Seller shall have received those documents to be delivered to the Seller in accordance with Section 2.5(b).

ARTICLE VII
ADDITIONAL COVENANTS

Section 7.1 Conduct of Business.

(a) From and after the date hereof until the Effective Date (the “Interim Period”), the Seller shall not (and shall cause its Affiliates not to), with respect to the Transferred Assets:

(i) cease to provide any material services previously provided in support of the Business except in accordance with the Ordinary Course of Business;

(ii) make any sale, transfer or other disposition of any Transferred Asset that is material to the conduct and operations of the Business other than any such sale, transfer, or other disposition that is made in the Ordinary Course of Business;

(iii) with respect to the Seller and its controlled Affiliates, create or permit to be created any Encumbrance on any Transferred Asset, other than (i) in the Ordinary Course of Business to the extent that such Encumbrance does not materially and adversely affect the Business, (ii) Permitted Encumbrances to the extent that such Encumbrance does not materially and adversely affect the Business, (iii) that which would not materially and adversely affect such Transferred Asset after the Effective Date or (iv) as contemplated in this Agreement or any of the Related Agreements;

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv) change any accounting methods, policies or practices applicable to the Business;

(v) amend, assign, terminate, cancel, or compromise any material claims of the Seller against any Counterparty other than any such amendment, assignment, termination, cancellation or compromise made in the Ordinary Course of Business;

(vi) make any material changes in the methods of operations of the Business except in the Ordinary Course of Business, including, without limitation, risk management practices and policies relating thereto;

(vii) enter into any agreement that is material to the Transferred Assets or the conduct of the Business, except as in accordance with Schedule 7.1(b),  that the Purchaser would assume, or for which the Purchaser would otherwise become liable, as part of the Contemplated Transaction, or terminate, amend, or otherwise modify in any material respect or waive any material rights under any Transferred Asset that is material to the conduct of the Business other than any such termination, amendment, or modification that is made in the Ordinary Course of Business;

(viii) incur any Indebtedness in connection with the Business other than in the Ordinary Course of Business; or

(ix) take any action to do or engage (or commit to do or engage) in any of the foregoing.

(b) Notwithstanding anything herein to the contrary, the foregoing shall not apply to the taking of any action (i) that is required (including by virtue of being an express condition to Closing) or explicitly permitted by the terms of this Agreement or the Related Agreements, (ii) that is reasonably necessary in connection with the execution and implementation of the Contemplated Transactions, (iii) to which the Purchaser gives its prior written consent (such consent not to be unreasonably withheld or delayed), (iv) that is set forth in Schedule 7.1(b), or (v) that is required in order to comply with applicable Law or Orders.

Section 7.2 Information and Access.  From the date hereof until the last Transfer Date or Novation Date, as the case may be, to occur with respect to the Transferred Assets hereunder, the Seller shall (and shall cause its controlled Affiliates to):  (a) permit the Purchaser and its Representatives to have reasonable access during normal business hours, and in a manner so as not to interfere with the normal operations, to all premises, properties, personnel, accountants, books, records, contracts and documents of or pertaining to the Transferred Assets (subject to the Seller’s right to redact information unrelated to the Transferred Assets); and (b) furnish the Purchaser and its Representatives with all such information and data concerning the Transferred Assets as the Purchaser or its Representatives reasonably may request in connection with their review of information in accordance with clause (a), except to the extent that such

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

information is subject to attorney-client privilege or furnishing any such information or data would create any Liability under applicable Law, including antitrust Law, or would violate any Law, Order or Contract applicable to the Seller or any of its Affiliates or by which any of the Transferred Assets are bound.  The Purchaser will indemnify and hold harmless the Seller and its Affiliates (separate and apart from the Purchaser’s obligations in Article IX and without regard to any basket, cap or other conditions or limitations contained in Article IX) from and against any Losses caused to the Seller or any of its Affiliates by the gross negligence or willful misconduct of the Purchaser or its Representatives in connection with such access.  Notwithstanding anything in this Section 7.2 the Seller will not be required to permit access to or furnish Tax Returns, books, records, contracts, documents, information or data relating to Taxes to the extent that such Taxes do not relate exclusively to the Transferred Assets, and the Purchaser will not have access to personnel and medical records if such access could, in the Seller’s good faith judgment, subject the Seller to risk of liability or otherwise violate any applicable Law.

Section 7.3 Filings; Commercially Reasonable Efforts to Close.

(a) In addition to the obligations set forth in Sections 2.5, 2.6, 2.7, 2.8 and 2.11 from the date hereof until the Closing Date, the Seller and the Purchaser shall (and shall cause their respective Affiliates to, as applicable), as promptly as practicable, (i) use commercially reasonable efforts to obtain all Consents of, make all filings with and give all notices to any Governmental Body or any other Person required in order to consummate the Contemplated Transactions, including all Required Consents; (ii) provide such other information and communications to any such Governmental Body or other Persons as such Governmental Body or other Persons may reasonably request in connection with the activities listed in this Section 7.3; and (iii) reasonably cooperate with each other to perform their respective obligations under this Section 7.3.  The Parties will provide prompt notification to each other when any such Consent, filing or notice referred to in clauses (i) and (ii) above is obtained, taken, made or given, as applicable, will keep each other reasonably informed as to the progress of any such actions and will advise each other of any communications (and, unless precluded by any Law, provide copies of any such communications that are in writing) with any Governmental Body or other Person regarding any of the Contemplated Transactions.  In furtherance of the foregoing covenants, any filings with and notices to any Governmental Body or any other Person shall be submitted or made as soon as practicable, but in no event later than January 15, 2010 for filings with FERC, and the Parties shall request expedited treatment of such filings, shall promptly make any appropriate or necessary subsequent or supplemental filings and shall cooperate in the preparation of such filings as is reasonably necessary and appropriate.

(b) Notwithstanding anything else to the contrary herein, each of the Seller and the Purchaser shall (and shall cause their respective Affiliates to, as applicable) use commercially reasonable efforts (except to the extent a different standard is expressly provided for in this Agreement) to consummate the Contemplated Transactions.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) The Seller and the Purchaser shall each pay 50% of any consideration payable to Third Parties or filing, recordation or similar fees arising, in each case, in connection with the actions undertaken pursuant to Section 2.7, 2.8, 2.9, 2.11, or 7.6; provided, however, that the foregoing shall not apply to any Governmental Authorizations that are specifically required by Purchaser to consummate the Contemplated Transactions.

(d) Subject to the other terms and conditions hereof, the Purchaser acknowledges that certain Consents required in connection with certain Trading Contracts and/or Transferred Contracts may not have been obtained prior to the Closing Date.  Except with respect to obligations of the Seller set forth in Sections 2.7, 2.8, 2.9, and this 7.3, the Purchaser agrees that the Seller shall otherwise not be subject to Liability hereunder for the failure to obtain any Consent or the termination of any Trading Contract or Transferred Contract as a result of the Contemplated Transactions.

(e) Notwithstanding anything else herein to the contrary, the Seller and the Purchaser agree that, in the event that any Consent or Governmental Authorization that is necessary or desirable to preserve for the Business any right or benefit under any Transferred Assets is not obtained prior to the Closing Date, the Seller will, subsequent to the Closing Date, use commercially reasonable efforts to obtain, or cooperate with the Purchaser in obtaining, such Consent or Governmental Authorization as promptly thereafter as practicable.

Section 7.4 Retention of and Access to Records.

(a) After the Closing Date, the Seller shall (and shall cause its Affiliates to) provide the Purchaser and its Representatives reasonable access to such books and records, or portions thereof, relating in any manner to the Transferred Assets during normal business hours and on reasonable notice, for any reasonable business purpose, including to enable them to prepare financial statements or Tax Returns, deal with Tax audits or as they may otherwise reasonably request.  Notwithstanding anything in this Section 7.4(a), the Seller and its Affiliates will only be required to deliver to the Purchaser the portions of such books and records that relate primarily to the Transferred Assets and may redact any statements or other information on the portions of such books and records that do not relate to the Transferred Assets (subject to the Seller’s right to redact information unrelated to the Transferred Assets).  Notwithstanding anything in this Section 7.4(a), the Seller will not be required to permit access to or furnish Tax Returns, books, records, contracts, documents, information or data relating to Taxes to the extent that such Taxes do not relate exclusively to the Transferred Assets.  Such access will be afforded during normal business hours by the Party in possession of the books and records upon receipt of reasonable advance notice, but (a) any review of books and records will be conducted in such a manner as not to interfere unreasonably with the operation of the business of any Party or its Affiliates, (b) no Party will be required to take any action which would constitute a waiver of the attorney-client privilege, and (c) no Party need supply the other Party with any information which that Party is under a contractual or other legal obligation not to supply.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) After the seventh (7th) anniversary of the Closing Date (or such later date as may be required under Laws applicable to the Purchaser or Purchaser’s document retention policies), the Seller or its Affiliates may elect to destroy any books and records described in Section 7.4(a).  The Purchaser shall, prior to the seventh (7th) anniversary of the Closing Date or thereafter during the effective term of the requirements under this Section 7.4(b), advise the Seller as to the Law referred to in the immediately preceding sentence.

Section 7.5 Further Assurances.

(a) The Parties shall (and shall cause their respective Affiliates to, as applicable) cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and, subject to any restrictions set forth in Section 7.2, shall furnish upon request to each other such further information as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

(b) Subject to the terms and conditions of this Agreement, at any time or from time to time after the date of this Agreement, at any Party’s reasonable request and without further consideration, each Party shall do all acts and things as may be necessary or desirable and are within its control to carry out the intent of this Agreement and the Related Agreements, including executing and delivering further instruments of sale, transfer, conveyance, assignment, novation, confirmation or other documents that may be reasonably required and providing additional materials and information.

(c) Both after the date hereof and after the Closing Date, each of the Seller and the Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be necessary or appropriate to carry out the terms and conditions of this Agreement and to consummate the Contemplated Transactions, including obtaining any and all outstanding Required Consents.

(d) The Parties shall (and shall cause their respective Affiliates to, as applicable) use commercially reasonable efforts in connection with the steps required to be taken to effectuate any leasing arrangements required hereby.

Section 7.6 Transition Plans.

(a) Within five (5) Business Days after the date of this Agreement, the Seller and the Purchaser shall form one or more joint transition teams to plan for and perform the various activities set forth in this Section 7.6, as well as other activities that are to be performed between the date of this Agreement and Closing.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) With respect to each Financial Assurance relating to any Transferred Asset, the Purchaser shall use commercially reasonable efforts, with the assistance of the Seller and its Affiliates as reasonably requested by the Purchaser, to (i) cause IEG and its Affiliates to be released from any such Financial Assurances, including obtaining waivers and Consents from any applicable Persons to replace any such Financial Assurances with appropriate Financial Assurances from the Purchaser and/or Purchaser Parent and (ii) to perform the actions required by Section 2.8(b).

Section 7.7 Confidentiality.

(a) Unless and until the Contemplated Transactions have been consummated, the Purchaser and Seller will abide by the Confidentiality Agreement.  If the Contemplated Transactions are consummated, the Confidentiality Agreement will no longer apply to Confidential Information related solely to the Transferred Assets, but will continue in full force and effect with respect to all other Confidential Information.

(b) From and after the Closing, the Seller shall treat as confidential and shall safeguard any and all information, knowledge and data relating to the Transferred Assets in its possession by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as the Seller used with respect thereto prior to the date hereof, it being understood that the Seller may disclose such information (i) to the extent required to comply with Law, the rules of any exchange or pursuant to regulatory request; provided, that the Seller shall provide as much prior written notice to the Purchaser of such disclosure as is practical under the circumstances and shall seek to limit such disclosure, and (ii) to its representatives and advisors to the extent that such representatives and advisors have a reasonable basis to know such information in connection with any services or work to be performed for or on behalf of the Seller.

(c) From and after the Closing, the Purchaser shall treat as confidential and shall safeguard any and all information, knowledge or data included in any information relating to the business of the Seller and its Affiliates and the Transferred Assets that becomes known to the Purchaser as a result of the Contemplated Transactions except as otherwise agreed to by the Seller in writing by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as the Purchaser uses with respect to its own information, knowledge and data, it being understood that the Purchaser may disclose such information (i) to the extent required to comply with Law, the rules of any exchange or pursuant to regulatory request; provided, that the Purchaser shall provide as much prior written notice to the Seller of such disclosure as is practical under the circumstances and shall seek to limit such disclosure, and (ii) to its representatives and advisors to the extent that such representatives and advisors have a reasonable basis to know such information in connection with any services or work to be performed for or on behalf of the Purchaser.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) The Purchaser and the Seller acknowledge that the confidentiality obligations set forth in this Section 7.7 shall not extend to information, knowledge and data that is publicly available or becomes publicly available through no act or omission of the party owing a duty of confidentiality, or is or becomes available on a non-confidential basis from a source other than the party owing a duty of confidentiality so long as such source is not known by such party to be bound by a confidentiality agreement with, or other obligations of secrecy to, the other party.

(e) In the event of a breach of the obligations hereunder by the Purchaser or the Seller, the other party, in addition to all other available remedies, shall be entitled to injunctive relief to enforce the provisions of this Section 7.7 in any court of competent jurisdiction.

Section 7.8 Related Agreements.  Each of the Seller and the Purchaser agrees that it shall, and shall cause their respective Affiliates to, as applicable, enter into and deliver, at or prior to the Mirror Effective Date or the Closing Date, as applicable, each of the Related Agreements, to which it or its Affiliates is intended to be a party.

Section 7.9 Non-Competition

(a) Each of the Seller and IEG agrees that for a period of thirty-six (36) calendar months beginning at the Closing (the “Restricted Period”), none of the Seller, IEG or any of their Affiliates, whether or not a party to this Agreement or any Related Agreement, shall offer, participate through ownership or engage, either directly or indirectly, in the sale or marketing of wholesale electricity in the United States, or otherwise operate, control or manage, either directly or indirectly, any business substantially similar to the Business (the “Restricted Business”).

(b) Notwithstanding the foregoing, this Section 7.9 shall not operate to prevent or restrict:

(i) the regulated public utility Affiliates of each of the Seller and IEG that are identified on Schedule 7.9;

(ii) the Seller, IEG or their Affiliates from managing, servicing, operating, using or otherwise transacting business with any of the Excluded Assets or Excluded Transactions;

(iii) any Person or Persons acquiring any of the Seller, IEG or their respective Affiliates by merger, consolidation, amalgamation, share purchase or purchase of substantially all of the assets of the Seller, IEG or any such Affiliates where such Person was not, prior to such acquisition, an Affiliate of the Seller or IEG, as the case may be;

(iv) the Seller, IEG and their Affiliates from purchasing or selling wholesale electricity, or related hedge positions, in connection with (A) the generation facilities owned by the Seller, IEG or their Affiliates, and (B) the retained retail electricity business

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

encompassed by the Excluded Assets; provided, that the primary purpose of the Seller, IEG or any of their Affiliates in conducting such activity is not to compete with the Restricted Business;

(v) the direct or indirect acquisition by the Seller, IEG or any of their Affiliates (through acquisition, merger or other strategic transaction) of an interest in any Person that engages in the Restricted Business; provided, that the primary purpose of the Seller, IEG or any of their Affiliates in conducting such activity is not to complete with the Restricted Business; and

(c) The Restricted Period shall be extended by the length of any period during which the Seller, IEG or its Affiliates are in breach of the terms of this Section 7.9.

(d) As a separate and independent covenant of each of the Seller and IEG, for a period of one (1) year following the Effective Date, each of the Seller and IEG shall, and shall cause their respective Affiliates not to, (i) employ or receive or accept the performance of services by any Purchaser Key Employee, or (ii) solicit for employment any Purchaser Key Employee; provided, that clause (i) or (ii) shall not limit the Seller’s, IEG’s or their respective Affiliates’ ability to engage in general solicitations of employment not targeted at Purchaser Key Employees or employing an individual who contacts Seller, IEG or their respective Affiliates on his or her own initiative.

(e) Each of the Seller and IEG acknowledges and agrees that its obligations set forth in this Section 7.9 are an essential element of this Agreement and that, but for the agreement of the Seller and IEG in this Section 7.9, the Purchaser would not have entered into this Agreement.  Each of the Seller, IEG and the Purchaser acknowledges and agrees that the undertakings of the Seller and IEG in this Section 7.9 constitute an independent covenant of the Seller and IEG and shall not be affected by the performance or nonperformance by any Party hereto of any other term or provision of this Agreement.  Each of the Seller, IEG and the Purchaser acknowledges that it has consulted with its own counsel with regard to this Section 7.9 and, after such consultation, agrees that the obligations of the Seller and IEG set forth in this Section 7.9 are reasonable and proper, have been negotiated fully and fairly and represent an agreement based on the totality of the Contemplated Transactions.

Section 7.10 Notice of Material Developments.  Prior to the Closing Date, the Purchaser and the Seller shall use commercially reasonable efforts to communicate promptly with each other about material events, circumstances, facts and occurrences relating to the Transferred Assets and arising subsequent to the date hereof; provided, however, that no such notification shall otherwise affect in any manner the liability of such party hereunder, including with respect to indemnification.

Section 7.11 The Seller’s Employees.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a) No later than thirty (30) Business Days prior to the Closing, the Purchaser will give a Qualifying Offer of employment to each of the employees of the Seller that Purchaser identifies on a Schedule to be provided to Seller by Purchaser not later than the Mirror Effective Date; provided, however, that each such Qualifying Offer shall be subject to the customary hiring policies and procedures of the Purchaser, including, but not limited to, appropriate screening procedures, as applicable.   Each such person who becomes employed by the Purchaser pursuant to this Section 7.11 is referred to herein as a “Transferred Employee”.  For purposes hereof, a “Qualifying Offer” means an offer that provides for employment with the Purchaser or one of its Affiliates commencing on the Closing Date.  All of such Qualifying Offers shall be made in accordance with applicable Laws, and shall remain open for a period expiring no earlier than five (5) Business Days prior to the Closing Date.  Any such offer which is accepted before it expires shall thereafter be irrevocable, except for good cause.  Following acceptance of such offers, the Purchaser will provide written notice thereof to the Seller.

(b) The Purchaser, for a period of one (1) year following the Effective Date, shall, and shall cause its Affiliates not to, (i) employ or receive or accept the performance of services by any employee of the Seller or any of its Affiliates (other than the Transferred Employees), or (ii) solicit for employment any employee of the Seller or any of its Affiliates; provided, that clause (i) or (ii) shall not limit the Purchasers or it Affiliates’ ability to engage in general solicitations of employment not targeted at such employees of the Seller or any of its Affiliates or employing an individual who contacts the Purchaser or its Affiliates on his or her own initiative.

ARTICLE VIII
TERMINATION

Section 8.1 Termination.  This Agreement may be terminated prior to the Closing solely as follows:

(a) by mutual written consent of the Seller and the Purchaser;

(b) after October 31, 2010, by the Seller or the Purchaser by not less than five (5) Business Days prior written notice to the other Party (if the terminating Party is not, at such time, in material breach of this Agreement which breach has caused the Closing not to occur prior to such date), if the Closing has not occurred on or before the date such notice is given; or

(c) if the Seller or the Purchaser fails in any material respect to perform or comply with any covenant hereunder or under any Related Agreement to be performed or complied with on or prior to the Closing Date or any representation or warranty made or deemed made by the Seller or the Purchaser proves to be incorrect or misleading in any material respect when made or deemed made and as a result thereof the non-defaulting Party would not under the terms of this Agreement be obligated to consummate the Closing, then, in each case, upon twenty (20) Business Days written notice from the non-defaulting Party (unless the defaulting

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Party shall have cured, within such twenty (20) Business Day period, the condition giving rise to such notice in a manner that would cause the conditions to Closing of this Agreement to be satisfied, in which case, this Agreement shall continue in effect notwithstanding any such notice or,); or

(d) by either Party immediately upon the occurrence of an Insolvency Event with respect to the other Party or the Person guaranteeing the obligations of such Party; or

(e) by the Purchaser if on any date the sum of all payments made pursuant to Section 2.6 either to the Purchaser or to the Seller aggregate to (i) $7,500,000 or (ii) $7,500,000 plus any multiple of $1,000,000 (e.g., $8,500,000, $9,500,000) (in each instance, a “Misbooking Trigger Date”) upon written notice to the Seller within the earlier of five (5) Business Days following the relevant Misbooking Trigger Date and one (1) Business Day before Closing.

Section 8.2 Termination Fee; Sole and Exclusive Remedy.  In the event this Agreement is terminated pursuant to Section 8.1(c) or (d), in addition to any amounts payable by either Party pursuant to Sections 2.9, 2.10 and 2.11, the Defaulting Party with respect to such termination shall pay to the Non-Defaulting Party, within five (5) Business Days of the date of termination of this Agreement, the Termination Fee by wire transfer in immediately available funds to the account or accounts designated by the Non-Defaulting Party.  Each of the Seller and the Purchase hereby expressly acknowledge, agree and stipulate that (i) the Termination Fee represents compensation for costs and losses associated with the termination of this Agreement and the failure to consummate the Contemplated Transactions, which costs and losses are difficult or impossible to ascertain with any certainty, including costs and losses relating, but not limited, to hedging costs, attorneys fees, other professional services fees, costs of capital and opportunity costs related to the Transferred Assets, but particularly to the Transferred Contracts and Other Assets, (ii) the amount of the Termination Fee, in addition to any amounts payable by either Party pursuant to Sections 2.9, 2.10 and 2.11, constitutes a reasonable approximation of the costs and losses to the Non-Defaulting Party as a result of termination of this Agreement and the failure to consummate the Contemplated Transactions, (iii) it hereby waives its right to contest the payment or amount the Termination Fee, including on the grounds that the payment of the Termination Fee constitutes a penalty or otherwise, (iv) except in the case of fraud, willful breach or willful misconduct, the payment of the Termination Fee by the Defaulting Party constitutes, together with any amounts payable by either Party pursuant to Sections 2.9, 2.10 and 2.11, the sole and exclusive remedy available to the Non-Defaulting Party for any breach or default under this Agreement or any Related Agreement.  For the avoidance of doubt, the remedy of specific performance set forth in Section 10.11 shall not be available to any Party upon termination of this Agreement and payment of the Termination Fee in accordance with this Section 8.2.

Section 8.3 Effect of Termination.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a) In the event this Agreement is terminated pursuant to Section 8.1, all further obligations of the Parties hereunder shall terminate and this Agreement shall become null and void and of no further force and effect, except with respect to Section 2.9(b), Section 2.10(b), Section 2.11(b), Section 8.2, this Section 8.3 and Article X and except that nothing in this Section 8.3 shall relieve any Party from liability for any breach of this Agreement that arose prior to such termination, for which liability the provisions of Article IX shall remain in effect in accordance with the provisions and limitations of such Article.  Such termination shall not relieve any Party of any Liability for any intentional breach of this Agreement or fraud prior to such termination.  The provisions of the Confidentiality Agreement shall survive termination of this Agreement for a period of two (2) years from the date of termination.

(b) Any payments to be made between the Parties pursuant to (i) this Agreement, including any payments to be made pursuant to Sections 2.9(b), 2.10(c), 2.11(b), and 8.2, (ii) the Guarantee Agreements, (iii) the Supply Trade Agreements, (iv) the Mirror Confirm, and (v) the MCP-IES ISDA Master Agreement as it relates to Section 2.16, may be made on a net basis, with the Party owing the greater amount paying to the Party owing the lesser amount the difference between such amounts; provided, in calculating any such payment on a net basis, such calculation shall be performed by, first, calculating the payments to be made on a net basis with respect to each agreement individually and, second, by calculating the payment to be made on a net basis among all the foregoing agreements collectively; provided, however, that the foregoing provision shall not apply to any rights, claims or payments made, owing or relating to the terms and conditions set forth in Article IX.

ARTICLE IX
INDEMNIFICATION

Section 9.1 Survival.

(a) All covenants and other agreements in this Agreement to be performed after the Closing shall survive the Closing until so performed.  All representations and warranties in this Agreement shall survive the Closing for a period of eighteen (18) months after the Closing Date; provided, however, that the representations and warranties set forth in Sections 3.2, 3.3, 3.4, 3.6 and 3.8 shall survive the Closing for a period of three (3) years after the Closing Date.

(b) Subject to Section 9.1(c), the Seller shall not be liable for the exacerbation of any Losses with respect to any claim, action or Proceeding in connection with this Agreement unless the Seller receives from the Purchaser written notice (i) as soon as reasonably practicable after the Purchaser becomes aware of such claim, action or Proceeding, and (ii) containing specific details of the claim, action or Proceeding, including the Purchaser’s estimate, or for a claim, action or Proceeding with respect to Taxes, the Purchaser’s estimate resulting from its best efforts, on a without prejudice basis, in each case, of the amount at issue with respect to such the claim, action or Proceeding.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) Notwithstanding anything to the contrary herein, the Seller shall not be liable for any Losses with respect to any claim, action or Proceeding in connection with this Agreement unless the Seller receives from the Purchaser written notice prior to the expiration of the applicable survival period set forth in Section 9.1(a) with respect to any claim for indemnification pursuant to Section 9.2(a).

Section 9.2 Indemnification by Seller

From and after the Closing Date, the Seller shall indemnify and hold the Purchaser and each of its Affiliates, directors, shareholders, officers and employees (collectively, the “Purchaser Group”), harmless from and against Losses imposed upon or incurred by any of them which arise out of:

(a) any misrepresentation or inaccuracy of a representation or warranty made by the Seller in this Agreement, pursuant to any certificate delivered by the Seller pursuant hereto or as may be made by the Seller in any Related Agreements;

(b) any breach or non-fulfillment of any covenant or agreement on the part of the Seller or its Affiliates in this Agreement or any Related Agreement to which it is a party, as the case may be;

(c) any (A) Liabilities for Successor Liability Taxes or any other Taxes with respect to any of the Transferred Assets or the Business, in each case related to a Tax period (or portion of any period) which ends, with respect to each Transferred Asset or the Business, on or before the earlier of (i) the date that such Transferred Asset or the Business is novated (if applicable), and (ii) the date that such Transferred Asset or the Business is treated by the Law imposing such Taxes as transferred from the Seller to the Purchaser, or (B) liability of the Seller for Transfer Taxes  pursuant to Section 10.3(a);  and

(d) the Excluded Assets, the Excluded Transactions and the Excluded Liabilities.

Section 9.3 Indemnification by Purchaser.  From and after the Closing Date, the Purchaser shall indemnify and hold the Seller and each of its Affiliates, directors, shareholders, officers and employees (the “Seller Group”), harmless from and against Losses  imposed upon or incurred by any of them which arise out of:

(a) any misrepresentation or inaccuracy of a representation or warranty made by the Purchaser in this Agreement, pursuant to any certificate delivered by the Purchaser pursuant hereto or as may be made by the Seller in any Related Agreements;

(b) any breach or non-fulfillment of any covenant or agreement on the part of the Purchaser in this Agreement;

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) any (A) Liabilities for any Taxes with respect to the Transferred Assets or the Business, in each case related to a Tax period (or portion of any period) which begins, with respect to each Transferred Asset or the Business, after the earlier of (i) the date that such Transferred Asset or the Business is novated (if applicable), and (ii) the date that such Transferred Asset or the Business is treated by the Law imposing such Taxes as transferred from the Seller to the Purchaser, or (B) liability of the Purchaser for Transfer Taxes pursuant to Section 10.3(a); or

(d) the ownership, possession, use, maintenance, administration, or operation of the Transferred Assets after the Closing; and

(e) the Assumed Liabilities.

Section 9.4 Indemnification Procedures.

(a) Asserting a Claim.  Without limiting the provisions of Section 9.1, if a Party (an “Indemnified Party”) wishes to assert a claim for indemnification against the other Party (the “Indemnifying Party”), the Indemnified Party shall give notice to the Indemnifying Party, setting forth with particularity the basis for the claim, promptly after the Indemnified Party becomes aware of any fact, condition, or event which gives rise to a Claim for which indemnification may be sought under this Article IX.  Failure to notify the Indemnifying Party shall not relieve the Indemnifying Party of liability it may have to the Indemnified Party, except to the extent that the Indemnifying Party has been materially prejudiced by such failure and except that nothing in this Agreement shall be deemed to extend the time limits set forth in Section 9.1.  Each Indemnified Party shall use commercially reasonable efforts to mitigate Losses for which it seeks indemnification under this Article IX.

(b) Third Party Claims.  If any lawsuit, enforcement action, demand or claim is brought or made by any other Person (a “Third Party Claim”) against an Indemnified Party is the basis for an indemnification claim pursuant to Section 9.2 or Section 9.3, the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation of the Third Party Claim and to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the Third Party Claim, at the Indemnifying Party’s cost, risk and expense.  Any election by the Indemnifying Party to take control of the defense and investigation of a Third Party Claim shall not be deemed a waiver of the Indemnifying Party’s right to determine at a later date that the Third Party Claim is not entitled to indemnification under this Agreement, in which case Indemnifying Party may, in the exercise of its sole discretion, determine not to continue to defend that Third Party Claim and any action taken by the Indemnifying Party in connection with that determination shall be undertaken in a manner so as not to materially prejudice the defense or the rights of the Indemnified Party.  The Indemnified Party shall cooperate with the Indemnifying Party so as to minimize the risk of any such prejudice.  The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of any Third Party Claim and any resulting appeal, which shall include: (a) furnishing such records, information and testimony, and

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

attending such conferences, discovery proceedings, hearings, trials and appeals, as reasonably may be requested in connection with the Third Party Claim, (b) affording access during normal business hours to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information which are reasonably relevant to the Third Party Claim, and (c) making its employees available on a mutually convenient basis to provide additional information and explanation of any material provided to the Indemnifying Party under this Agreement.  The Indemnified Party nevertheless may, at its own cost, participate in the investigation, trial and defense of such Third Party Claim or any resulting appeal.

Section 9.5 Settlement or Compromise of Third Party Action; Failure to Assume Defense.  If the Indemnifying Party has assumed control of the defense of a Third Party Claim pursuant to Section 9.4, the Indemnifying Party may consent to a settlement or compromise of, or the entry of any monetary judgment arising from the Third Party Claim without the prior consent of the Indemnified Party if, and only if, the proposed settlement, compromise or entry (a) does not contain an admission of guilt or wrongdoing on the part of the Indemnified Party, and (b) does not provide for any remedy or sanction against the Indemnified Party other than the payment of money which the Indemnifying Party agrees to pay and does pay.  If the Indemnifying Party does not assume the defense of the Third Party Claim in accordance with Section 9.4 within twenty (20) Business Days after the receipt of notice of the Third Party Claim, the Indemnified Party may, at the Indemnifying Party’s expense, defend the Third Party Claim, but may settle or compromise the Third Party Claim only with the consent of the Indemnifying Party.

Section 9.6 Adjustment to Purchase Price.  Amounts paid with respect to indemnification pursuant to Section 9.2(a) or Section 9.3(a) shall be treated as an adjustment to the Purchase Price.

Section 9.7 General Limitations.

(a) Basket.  Except in the case of (i) fraud, willful breach or willful misconduct, (ii) Liability for Taxes that are the responsibility of the Seller, and (iii) as provided in Section 10.11, the Seller shall not be liable to any member of the Purchaser Group under Section 9.2(a), and the Purchaser shall not be liable to any member of the Seller Group under Section 9.3(a) unless and until the aggregate cumulative amount of all such Losses exceeds one million dollars ($1,000,000.00), and then shall be liable only to the extent of such excess; provided, however, that the limitation pursuant to this Section 9.7(a) shall not apply (i) to any adjustment to the Purchase Price occurring pursuant to the terms and provisions of Article II, including without limitation with respect to any Misbooking and Identified Transactions, or (ii) to any claim for indemnification arising from a breach of Section 3.2, 3.3, 3.4 or 3.6.

(b) Cap.  Except in the case of (i) fraud, willful breach or willful misconduct, (ii) Liability for Taxes that are the responsibility of the Seller, and (iii) as provided in Section 10.11, in no event shall the aggregate cumulative amount of the Seller’s Liabilities under Section 9.2(a),

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

or the Purchaser’s Liabilities under Section 9.3(a), exceed twenty-five million dollars ($25,000,000.00); provided, however, that the limitation pursuant to this Section 9.7(b) shall not apply (i) to any adjustment to the Purchase Price occurring pursuant to the terms and provisions of Article II, including without limitation with respect to any Misbooking and Identified Transactions, or (ii) to any claim for indemnification arising from a breach of Section 3.2, 3.3, 3.4, 3.6, 3.9, 3.12 or 3.13.

(c) Limitation.  NOTWITHSTANDING ANYTHING TO THE CONTRARY ELSEWHERE IN THIS AGREEMENT OR PROVIDED FOR UNDER ANY APPLICABLE LAW, NO PARTY WILL, IN ANY EVENT, BE LIABLE, EITHER IN CONTRACT OR IN TORT, FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES, INCLUDING LOSS OF FUTURE REVENUE, INCOME, OR PROFITS, DIMINUTION OF VALUE, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY, RELATING TO THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT OR OTHERWISE, WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED IN ADVANCE OR COULD HAVE BEEN REASONABLY FORESEEN (“Non-Reimbursable Damages”).

(d) Collateral Sources.  In calculating the amount of Losses for which an Indemnified Party is entitled to indemnification under Section 9.2(a) or Section 9.3(a), as applicable, the amount of Losses shall be reduced by (a) any insurance proceeds actually received by the Indemnified Party from an insurance carrier with respect to those Losses, provided that if the Indemnified Party fails to either diligently pursue any such insurance proceeds reasonably available to it or assign a valid right to the Indemnifying Party to pursue such insurance proceeds, the Indemnifying Party’s obligation shall be reduced by the amount of insurance proceeds that would have been reasonably available to and obtainable by the Indemnified Party, (b) any amounts actually received by the Indemnified Party from Third Parties with respect to Losses pursuant to indemnification, warranty or other similar rights, provided that if the Indemnified Party fails to diligently pursue such rights, the Indemnifying Party’s obligation shall be reduced by the amounts available to the Indemnified Party, and (c) Tax benefits.  If any Losses for which indemnification is provided under Section 9.2(a) or Section 9.3(a), as applicable, subsequently are reduced by any insurance payment or recovery from a Third Party or loss of Tax benefits, the Indemnified Party promptly shall remit the amount of such reduction to the Indemnifying Party.

(e) Duty to Mitigate Losses.  Each Indemnified person shall use its commercially reasonable efforts to mitigate any indemnifiable Losses.

(f) Additional Limitations.  Neither Indemnifying Party shall have any indemnification obligations under this Article IX to the extent that, as a result of any gross negligence or willful misconduct of an Indemnified Party after the Closing Date, the amount of Losses subject to indemnification by such Indemnifying Party is exacerbated.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 9.8 Exclusive Remedies.  Except in the case of fraud, willful breach and willful misconduct, and except as provided in Section 10.11, the Seller and the Purchaser acknowledge and agree that, from and after the Closing, the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation or warranty in this Agreement, any certificate delivered pursuant hereto, as the case may be, or any Related Agreement or any covenant or agreement to be performed under this Agreement or any Related Agreement on or prior to the Closing Date, will be indemnification in accordance with this Article IX.  In furtherance of the foregoing, the Seller and the Purchaser waive, to the fullest extent permitted by applicable Law, any and all other rights, claims, and causes of action (including rights of contributions, if any) that may be based upon, arise out of, or relate to this Agreement or any such certificate or Related Agreement, or the negotiation, execution, or performance of this Agreement or any Related Agreement (including any tort or breach of contract claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or any Related Agreement or as an inducement to enter into this Agreement or any Related Agreement), known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the other arising under or based upon any Law (including any such Law under or relating to environmental matters), common law, or otherwise.

Section 9.9 Non-Recourse.  No past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent or Representative of the Seller or the Purchaser, respectively, or their respective Affiliates, shall have any Liability for any obligations or Liabilities of Seller under this Agreement or the other documents delivered by the Seller or the Purchaser in connection with this Agreement, of or for any claim based on, in respect of, or by reason of, the Contemplated Transactions.

ARTICLE X
GENERAL PROVISIONS

Section 10.1 Expenses.  Except as otherwise expressly provided in this Agreement (including in Section 7.3(c)), whether or not the Contemplated Transactions are consummated, the Parties shall bear their own costs and expenses in connection with the preparation, negotiation and execution of this Agreement and the Related Agreements and the consummation of the Contemplated Transactions.

Section 10.2 Public Announcements and Confidentiality.  None of the Parties nor their respective Subsidiaries or Affiliates, as the case may be, shall issue or cause the publication of this Agreement, any Related Agreement or any press release or other public announcement or communication with respect to the Contemplated Transactions without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld or withdrawn, except to the extent a Party’s counsel deems necessary or advisable in order to comply with any Law or the regulations or policies of any securities exchange or other similar regulatory body (in which case the disclosing Party shall give the other Parties notice as is reasonably practicable of

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

any required disclosure, shall limit such disclosure to the information required to comply with such Law or regulations, and shall use commercially reasonable efforts to accommodate any suggested changes to such disclosure from the other Parties to the extent reasonably practicable).

Section 10.3 Tax Matters.

(a) Notwithstanding any provision of this Agreement to the contrary, the Purchaser and the Seller shall each pay one-half of all Transfer Taxes incurred in connection with this Agreement and the Contemplated Transactions.  The Seller and the Purchaser shall cooperate in timely making all filings, Tax Returns, reports and forms as may be required to comply with the provisions of Tax Laws.  For purposes of this Agreement, “Transfer Taxes” shall mean all transfer, sales and use, stamp duty, stamp duty reserve tax, documentary, registration and other such taxes (including all applicable real estate transfer taxes).

(b) Within sixty (60) days of the Closing Date, the Seller shall prepare a draft allocation of the consideration paid for the Transferred Assets among the Transferred Assets, which allocation will also include a determination as to the total gross value of all Transferred Assets that have a positive value, and a determination as to the total gross value of all Transferred Assets that have a negative value (the “Draft Allocation”).  The Purchaser shall have sixty (60) days after receipt of the Draft Allocation to object in writing to the Draft Allocation.  If the Purchaser does not object to the Draft Allocation within such 60-day period, the Draft Allocation shall become final (the “Final Allocation”).  If the Purchaser objects to the Draft Allocation in writing within such 60-day period, the Seller and the Purchaser shall attempt in good faith to resolve the disputed items in the Draft Allocation, and any such resolution shall constitute the Final Allocation.  If, within thirty (30) days after the Purchaser has objected in writing to the Draft Allocation, the Parties have not resolved all disputed items with respect to the Draft Allocation, the remaining disputed items shall be resolved by a nationally recognized accounting firm, and its resolution shall constitute the Final Allocation.  The Seller and the Purchaser (1) shall be bound by the Final Allocation for purposes of determining any and all consequences with respect to Taxes of the Transferred Assets, (2) shall prepare and file all Tax Returns to be filed with any taxing authority in a manner consistent with the Final Allocation, and (3) shall take no position inconsistent with the Final Allocation in any Tax Return, in any discussion with or Proceeding before any taxing authority, or otherwise.

(c) To the extent necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the taxable year or period ended as of the close of business on the Closing Date, except that those annual property taxes and exemptions, allowances or deductions that are calculated on an annual basis shall be prorated on a time basis.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 10.4 Notices.  All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a Party may designate by notice to the other Parties):

If to the Seller:

Integrys Energy Services, Inc.
1716 Lawrence Drive
De Pere, WI 54115
Attention: Daniel J. Verbanac, COO
Facsimile: (920) 617-6070

With copies to:

Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202
Attention:  Allen W. Williams, Jr.
Jason W. Allen
Facsimile: (414) 297-4900

If to the Purchaser:

Macquarie Cook Power Inc.
One Allen Center
500 Dallas Street, Suite 3100
Houston, TX  77002
Attention:                                Benjamin Preston
Telephone:                                +1-713-275-6142
Facsimile:                                +1-713-275-6115

With a copy to:

Macquarie Cook Power Inc.
One Allen Center
500 Dallas Street, Suite 3100

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Houston, TX  77002
Attention:          Patricia Jones, Legal Risk Management
Telephone:                                 +1-713-275-6107

Facsimile:                                 +1-713-275-6115

If to IEG:

Integrys Energy Group, Inc.
700 North Adams Street
Green Bay, WI 54301
Attention: Barth J. Wolf, Vice President, Chief Legal Officer and Secretary
Facsimile: (920) 433-1526

With copies to:

Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202
Attention:  Allen W. Williams, Jr.
Jason W. Allen
Facsimile: (414) 297-4900

Section 10.5 Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.  THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES WOULD PERMIT OR REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.  Each Party hereto agrees that it shall bring any action or Proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement and the Related Agreements, exclusively in the United States District Court for the Southern District of New York (or if subject matter jurisdiction before the federal court does not exist, then before the New York State Supreme Court for the Borough of Manhattan, in New York, New York) (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement or any of the Related Agreements (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or Proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto and (iv) agrees that service of process upon such Party in any such action or Proceeding shall be effective if notice is given in accordance with Section 10.4 of this Agreement.  Each Party hereto irrevocably

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

designates C.T. Corporation as its agent and attorney in fact for the acceptance of service of process and making an appearance on its behalf in any such claim or Proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the Chose Courts and each Party hereto stipulates that such consent and appointment is irrevocable and coupled with an interest.  Each Party hereto irrevocably waives any and all right to trial by jury in any legal Proceeding arising out of or relating to this Agreement or the Contemplated Transactions.

Section 10.6 Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Purchaser and the Seller, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law except as otherwise provided in Article IX hereof.

Section 10.7 Entire Agreement.

(a) This Agreement, together with the Related Agreements, supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter (including any letter of intent between the Parties related to the subject matter of this Agreement) and constitutes (along with the Schedules, Exhibits and other documents delivered pursuant to this Agreement) the entire agreement between the Parties with respect to its subject matter except for the Confidentiality Agreement, which shall remain in full force and effect until the Closing.

(b) In the case of any conflict between this Agreement and any of the Related Agreements, the relevant Related Agreement shall prevail except as expressly set forth in such Related Agreement.

Section 10.8 Assignments, Successors and No Third-Party Rights.  No Party may, in whole or in part, assign any of its rights or interests or delegate any of its obligations under this Agreement without the prior written consent of both the Purchaser and the Seller, and any attempt to do so will be void; provided, however, that without prior written consent either the Purchaser or the Seller may pursuant to a corporate reorganization assign any of its rights or interests under this Agreement to any Affiliate so long as (a) the assignee is bound by this Agreement, (b) the assignee remains an Affiliate of the Purchaser or the Seller, as the case may be, and (c) such assignment does not prevent or materially impede, interfere with, or delay the Contemplated Transaction, increase the costs to non-assigning Party of the consummation of Contemplated Transaction or result in any Seller or its Affiliates incurring a Tax Liability in excess of the Tax Liability Seller or its Affiliates would otherwise incur without such designation.  Subject to the preceding sentence, and except as otherwise expressly provided in

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Sections 9.2 and 9.3, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 10.8.

Section 10.9 Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 10.10 Execution of Agreement.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile or e-mail transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the Parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

Section 10.11 Specific Performance.  Subject to Section 8.2, the Parties hereto, including IEG (solely with respect to Section 7.9), acknowledge and agree that irreparable harm for which monetary damages would not be an adequate remedy would occur in the event of a breach of any of the terms or provisions of this Agreement related to effecting the Closing or Section 2.7(a) and (d) (Transferred Contracts; Other Assets), Section 2.8(a) (Trading Contracts), Section 2.9 (Exchange Traded Transactions), Section 2.10 (Mirror Transactions), Section 2.11 (ISO Contracts), Section 7.3 (Filings; Commercially Reasonable Efforts to Close), Section 7.6 (Transition Plans), Section 7.7 (Confidentiality) and Section 7.9 (Non-Competition).  Accordingly, the Parties hereto, including IEG, agree that, in addition to other remedies, each of the Parties shall be entitled to specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any such breaches or threatened breaches of this Agreement.

Section 10.12 Disclosures.  Prior to the Closing Date, the Seller may, at its option, supplement or amend the Schedules with items that are not material in order to avoid any misunderstanding; provided, however, that any such inclusion, or any references to dollar amounts, shall not be deemed to effectuate an acknowledgment or representation that such items

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

are material, to establish any standard of materiality, or to define further the meaning of such terms for purposes of this Agreement.  Other than with respect to supplements and amendments made in accordance with Section 2.10(b), (i) in the event that the Purchaser reasonably believes that the changes to the Schedules resulting from such supplements and amendments, considered collectively, will cause a closing condition set forth in Section 5.1 to fail to be satisfied, the Purchaser shall have the right to terminate this Agreement upon fifteen (15) Business Days notice from the date of such relevant supplement or amendment pursuant to Article VIII, and (ii) if the Purchaser does not exercise its right pursuant to clause (i) above, any supplement or amendment made pursuant this Section 10.12 shall not diminish, limit or waive the Seller’s indemnification obligations under this Agreement.

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CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties have executed this Agreement, all as of the date first above written.

INTEGRYS ENERGY SERVICES, INC.

By:  /s/ Mark A. Radtke
Name:  Mark A. Radtke
Title:  President & CEO

INTEGRYS ENERGY GROUP, INC. (solely with respect to Section 2.13, Section 7.9, and Section 10.11)

By:  /s/ Larry L. Weyers
Name:  Larry L. Weyers
Title:    Executive Chairman

MACQUARIE COOK POWER INC.

By:  /s/ Benjamin Preston
Name:  Benjamin Preston
Title:   Executive Director

By:  /s/ Patricia Jones
Name:  Patricia Jones
Title:     Associate Director

[Signature Page to Purchase and Sale Agreement]

Exhibit A – Form of Assignment and Assumption Agreement

[X]Form Attached[X]

Exhibit B – Form of Bill of Sale

[X]Form Attached[X]

Exhibit C-1 – Form of Bangor Financial Trade Agreement

[X]Form Attached[X]

Exhibit C-2  Form of Bangor Supply Trade Agreement

[X]Form Attached[X]

Exhibit D – Form of Mirror Confirm

[X]Form Attached[X]

Exhibit E – Form of Novation Agreement

[X]Form Attached[X]

Exhibit F – Form of Purchaser Guarantee Agreement

[X]Form Attached[X]

Exhibit G – Form of Seller Guarantee Agreement

[X]Form Attached[X]

Exhibit H – Form of Indicated Transactions Letter of Credit

[X]Form Attached[X]

Exhibit I                      Form of PPL Financial Trade Agreement

[X]Form Attached[X]